Exhibit 10.52

Commercial Space Lease
Single Tenant Triple Net
between
NLC-Lindblade, LLC,
a Delaware limited liability company
(“Landlord”)
and
Westwood One, Inc.
a Delaware corporation
(“Tenant”)

-i-

COMMERCIAL SPACE LEASE
(SINGLE TENANT TRIPLE NET)
THIS COMMERCIAL SPACE LEASE (Single Tenant Triple Net) (this “Lease”) dated as of December 17, 2009 (the “Effective Date”), and is entered into between NLC-Lindblade, LLC, a Delaware limited liability company (“Landlord”), and Westwood One, Inc., a Delaware corporation (“Tenant”).
ARTICLE 1
REFERENCES
1.1 REFERENCES: All references in this Lease to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

A. Tenant’s Address for Notices:	Westwood One, Inc.
1114 Avenue of the Americas, 28th Floor
New York, New York 10036
Attention: General Counsel
Telephone: 212.641.2075
Facsimile: 212.641.2198

with a copy to:

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, New York 10020
Attention: Peter D. Greene, Esq.
Telephone: 646.414.6908
Facsimile: 973.422.6861

B. Landlord’s Address for Notices:	NLC-Lindblade, LLC
c/o Hackman Capital Partners, LLC
11111 Santa Monica, Suite 750
Los Angeles, California 90025-3343
Attention: Chief Operating Officer — Theresa Jones
Telephone: 310.473.8900
Facsimile: 310.473.8827

with a copy to:

c/o Hackman Capital Partners, LLC
11111 Santa Monica, Suite 750
Los Angeles, California 90025-3343
Attention: Chief Financial Officer — Scott Poland
Telephone: 310.473.8900
Facsimile: 310.473.8827

and with a copy to:

John A. Rosenfeld, Esq.
Post Office Box 1308
Topanga, California 90290
Telephone: 310.455.9718
Facsimile: 310.455.9768

C. Commencement Date:	December 17, 2009

D. Initial Lease Term:	Ten (10) years

E. Initial Term Expiration Date:	December 16, 2019

F. Second Month’s Prepaid Rent

and Parking Fees:	$72,963.00

Tenant’s Security Deposit:	$218,889.00
G. Broker: CB Richard Ellis, Inc., for Tenant
H. Property or Project: That certain real property, situated in Culver City, County of Los Angeles, State of California, more particularly described on Exhibit “A” attached hereto.
I. Buildings: Those certain structures and improvements situated on, or affixed or appurtenant to the Property, including, without limitation, the parking facilities including (when aggregated with the spaces available under the Parking Agreement (defined below in Article 1.1L below)) approximately one hundred one (101) parking spaces (the “Parking Areas”) and the buildings (each, a “Building” and collectively, the “Buildings”), having a common address of 8944 Lindblade Street, 8966 Washington Boulevard (also commonly known as 8965 Lindblade Street) and 8960 Washington Boulevard (also commonly known as 8935 Lindblade Street), which Buildings and Parking Areas are depicted on Exhibit “B” attached hereto.
J. Outside Areas: The term “Outside Areas” shall mean all areas of the Property on the exterior of the Buildings, including, without limitation, the Parking Areas and structures (including striping and sealing of the Parking Areas and lighting systems in the Outside Areas), driveways, sidewalks, landscaped, planted areas (including sprinkler systems and drains) and enclosed trash disposal areas.
K. Private Restrictions: All tenements, hereditaments, easements, rights-of-way, rights and privileges in and to the Property, including (i) easements over other lands granted by any easement agreement, (ii) any streets, ways, alleys, vaults, gores or strips of land adjoining the Property, and (iii) the rights under that certain Covenant and Agreement Regarding Parking made as of August 17, 1990, between GTO Entertainment and Westwood One, Inc., a Delaware corporation, recorded on September 10, 1990, in the Official Records of Los Angeles County, California, as Instrument No. 90-1556576 (the “Parking Agreement”).
L. Fixtures: All fixtures, machinery, equipment and other property located on or affixed to the Property or the Buildings.
M. Leased Premises: All the space within the Property, consisting of approximately 32,428 square feet of Buildings situated on approximately 53,522 gross square feet of land, for purposes of this Lease, agreed between Landlord and Tenant to contain said number of square feet.
N. Base Monthly Rent: The term “Base Monthly Rent” shall mean the amounts, as adjusted, set forth on Exhibit “C” attached hereto.
O. Permitted Use: The term “Permitted Use” shall mean the use of the Leased Premises for production and broadcast of media content and general office use and all uses ancillary to any such uses; provided, however, that if Tenant desires to use the Leased Premises for any principal purpose other than studio, production and general office use, then (i) such other purpose shall be subject to applicable zoning restrictions, and (ii) Tenant shall obtain Landlord’s prior written consent, which consent may be withheld in Landlord’s reasonable discretion.
P. Exhibits: The term “Exhibits” shall mean the Exhibits to this Lease which are described as follows:

Exhibit “A”-	Legal Description of the Property
Exhibit “B”-	Site Plan depicting the Property, the Buildings and Parking Areas
Exhibit “C” -	Schedule of Base Monthly Rent
Exhibit “D” -	Irrevocable Standby Letter of Credit
Exhibit “E” -	Schedule of Tenant’s Repairs
Exhibit “F” -	ROFO Purchase Agreement
Exhibit “G” -	Memorandum of Lease
ARTICLE 2
LEASED PREMISES, TERM AND POSSESSION
2.1 DEMISE OF LEASED PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business, for the Lease Term and upon the terms and subject to the conditions of this Lease, the Leased Premises, reserving and excepting to Landlord the right to share in all profits to be derived from any permitted assignments or sublettings by Tenant during the Lease Term to the extent provided by Article 7. Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Article 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws (as defined in Article 13.11(D)) governing the use of the Leased Premises and the Property, (iii) all Private Restrictions, including, without limitation, all of the terms and conditions of the Parking Agreement, any others easements and other matters now of public record respecting the Leased Premises and the Property, and (iv) all reasonable rules and regulations from time to time established by Landlord. Subject to Tenant’s compliance with the terms and conditions of this Lease, Landlord covenants and agrees that Tenant shall have the right to quiet possession of the Leased Premises during the Lease Term.
2.2 RIGHT TO USE OUTSIDE AREAS: As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to exclusively use the Outside Areas in conjunction with the Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant’s right to use the Outside Areas shall be subject to the limitations on such use as set forth in Article 4 and shall terminate concurrently with any termination of this Lease. Unless approved in writing by Landlord, Tenant shall not use the Outside Areas to store any property, temporarily or permanently, except for the one (1) emergency generator approved by Landlord (the “Generator”) serving the Buildings and located in the area depicted on Exhibit “B”, benches and tables for employee use and the refuse and recycling storage areas located in the areas depicted on Exhibit “B”. Any other storage or other items within the Outside Areas shall be permitted only by the prior written consent of Landlord. If any unauthorized storage shall occur or if Tenant shall violate any covenants applicable to the Leased Premises, Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.
2.3 LEASE TERM: Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby rents and hires the Leased Premises from Landlord, for the Lease Term set forth in Article 1 above, subject to the terms and conditions of this Lease.
2.4 DELIVERY OF POSSESSION: Landlord shall deliver to Tenant possession of the Leased Premises on or before the Commencement Date in their presently existing condition.
2.5 ACCEPTANCE OF POSSESSION: Tenant acknowledges that (i) it has inspected the Leased Premises, (ii) is willing to accept the Leased Premises in their existing condition, and (iii) neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Leased Premises, the Buildings or the Property or their respective suitability or fitness for any purpose, including, without limitation, any representations or warranties regarding zoning or other land use matters. Tenant acknowledges and agrees that, as the fee owner of the Property prior to the execution of this Lease, and except for Tenant’s Repairs (as defined in Article 5.1(E) below, all existing plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises and all doors serving the Leased Premises are in good operating condition as of the Commencement Date. As of the Commencement Date, Tenant hereby agrees to accept the Leased Premises in its existing condition and acknowledges that Tenant does not rely on, and Landlord does not make, any express or implied representations or warranties as to any matters, including, without limitation, the suitability of the soil or subsoil, any characteristics of the Leased Premises or improvements thereon, the suitability of the Leased Premises for the intended use, the economic feasibility of the business Tenant intends to conduct on the Leased Premises, title to the Leased Premises, Hazardous Materials (as defined in Article 4.13(F) below) on or in the vicinity of the Leased Premises, or any other matter. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or construct any improvements to the Leased Premises. Tenant hereby agrees that if any remedial or restoration work is required by any governmental authority in order to conform the Leased Premises to the requirements of any applicable Laws, Tenant shall assume responsibility for any such work.
2.6 SURRENDER OF POSSESSION: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Buildings and shall remove all of Tenant’s personal property from the Leased Premises, and shall vacate and surrender the Leased Premises to Landlord in good condition and repair in accordance with this Article, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the Leased Premises. Tenant shall, to Landlord’s reasonable satisfaction, (i) repair all damage to the Leased Premises caused by Tenant’s removal of Tenant’s personal property and all damage to the exterior of the Buildings caused by Tenant’s removal of all signs, (ii) patch and refinish all penetrations made by Tenant or its agents and employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not; (iii) clean, repair or replace all stained or damaged ceiling tiles, wall coverings and clean or replace as may be required all stained or damaged floor coverings; (iv) replace all burned out light bulbs and damaged light lenses; (v) pay the cost to restore (or replace as required) all heating, ventilating, and air-conditioning equipment to good working order to the extent the need for the restoration or replacement results from Tenant’s failure to maintain the equipment in the condition required by this Lease; (vi) pay the cost of restoring or replacing all trees, shrubs, plants, lawn and ground cover and repair (or replace as required) to the extent the need for the restoration or replacement results from Tenant’s failure to maintain such landscaping in the condition required by this Lease; (vii) pay the cost to restore (or replace as required) all paved surfaces of the Leased Premises to the extent the need for the restoration or replacement results from Tenant’s failure to maintain the paving in the condition required by this Lease; and (viii) remove all Alterations required to be removed under Article 6 below. Tenant shall otherwise satisfy all requirements to repair any damage or excessive wear to the Leased Premises, the Buildings, Outside Areas and/or Property. Tenant shall not be required to comply with the preceding two (2) sentences of this Article for any portion of the Leased Premises that Landlord notifies Tenant in writing that such portion of the Leased Premises are to be demolished by on or behalf of the next occupant of the Leased Premises. If the Leased Premises are not surrendered to Landlord in the condition required by this Article at the expiration or sooner termination of this Lease, Landlord may, after three (3) business days notice and opportunity of Tenant to cure, to cure, at Tenant’s sole expense, remove Tenant’s signs, Tenant’s personal property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s sole expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition, plus interest on all costs incurred from the date paid by Landlord at the rate of ten percent (10%) per annum (the “Lease Interest Rate”), payable by Tenant to Landlord within ten (10) days after receipt of a statement therefore from Landlord, and Tenant shall be deemed to have impermissibly held over until such time as such required work is completed, and Tenant shall pay Base Monthly Rent and Additional Rent in accordance with the terms of Article 13.2 until such work is completed.
2.7 OPTIONS TO EXTEND: Tenant shall have two (2) options (each an “Extension Option” and collectively, the “Extension Options”) to extend the Lease Term for the entire Leased Premises only for additional periods of five (5) years each (each an “Extended Term”). To exercise an Extension Option with respect to each Extended Term, Tenant shall deliver written notice to Landlord (each an “Election Notice”) not more than fifteen (15) months and not less than twelve (12) months prior to the expiration of the initial Lease Term or the first Extended Term, as applicable. Notwithstanding the foregoing, Tenant shall have no right to exercise an Extension Option (i) during the period commencing with the giving of any valid notice of default and continuing until said default is cured, (ii) during the period of time any Base Monthly Rent or Additional Rent is unpaid (without regard to whether notice thereof is given to Tenant), or (iii) in the event that Tenant has been given three (3) or more valid notices of separate default, whether or not the defaults are cured, during any twelve (12) month period during the Lease Term preceding the exercise of the Extension Option. The period of time within which an Extension Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Extension Option because of the provisions of this Article 2.7. In addition, an Extension Option shall terminate and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of the Extension Option, if, after such exercise and prior to the commencement of the Extended Term, (y) Tenant fails to pay Base Monthly Rent or Additional Rent for a period of thirty (30) days after such Base Monthly Rent or Additional Rent becomes due (without any necessity of Landlord to give notice thereof), or (z) if Tenant commits a default of the Lease beyond the applicable cure period, if any.
A. If Tenant properly and timely exercises an Extension Option pursuant to this Article 2.7, then each Extended Term shall be upon all of the same terms, covenants and conditions of this Lease; provided, however, that (i) the Base Monthly Rent applicable to the Leased Premises for the Extended Term shall be ninety-five percent (95%) of the Fair Market Rent (as defined below) for creative office space comparable to the Leased Premises as of the commencement of the applicable Extended Term; (ii) the Base Monthly Rent for each year during the Extended Term shall be subject to annual increases, and (iii) in no event shall the Base Monthly Rent for an Extended Term be less than the applicable Base Monthly Rent for the month immediately preceding the first month of the applicable Extended Term. The term “Fair Market Rent” shall mean the annual rental being charged for creative office space of a class comparable to that of the Leased Premises, as of the commencement of the applicable Extended Term, within Culver City and Santa Monica, County of Los Angeles, California (“Comparable Class”), taking into account location, condition, existing improvements to the space and any improvements to be made to the Leased Premises in connection with the Extended Term or otherwise. Tenant shall pay all leasing commissions and consulting fees payable in connection with the Extension Options, unless such leasing commissions or consulting fees arise solely out of a contractual relationship between Landlord and a broker or consultant.
B. Within one hundred twenty (120) days prior to the commencement of the applicable Extended Term, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent for the applicable Extended Term. If within thirty (30) days after the commencement of such one hundred twenty (120) day period Landlord and Tenant are unable to agree on the Fair Market Rent for any Extended Term, then the Fair Market Rent shall be determined as provided in Article 2.7(C) below.
C. If it becomes necessary to determine the Fair Market Rent for the Leased Premises by appraisal, the real estate appraiser(s) indicated in this Article shall be members of the American Institute of Real Estate Appraisers (or its successor organization, or if such organization ceases to exist, by the American Arbitration Association), shall have at least five (5) years experience appraising office space located in Culver City and Santa Monica, California, and shall be appointed and shall act in accordance with the following procedures:
(1) If the parties are unable to agree on the Fair Market Rent within the above-referenced thirty (30) day period, then either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal (“Notifying Party”). Within fifteen (15) days following the Notifying Party’s appraisal demand, the other party (“Non-Notifying Party”) shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the fifteen (15) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser within ten (10) days of selection of the second appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the American Institute of Real Estate Appraisers (or its successor organization, or if such organization ceases to exist, by the American Arbitration Association) upon application by either party.
(2) If only one (1) appraiser is selected, such appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Leased Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.
(3) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair

Market Rent for the Premises as of the commencement date of the Extended Term by the agreement of at least two (2) of the appraisers.
(4) If two (2) or more of the appraisers agree on the Fair Market Rent for the Leased Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Leased Premises, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Leased Premises, in simple letter form, within fifteen (15) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Leased Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.
(5) If only one (1) appraiser is selected, then each party shall pay one-half (1/2) of the fees and expenses of that appraiser. If three (3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half (1/2) of the fees and expenses of the third appraiser.
D. The Extension Option is personal to Westwood One, Inc., a Delaware corporation (and to any Affiliate or Successor who has assumed the Lease or succeeded to Tenant’s rights under Article 7.10), and cannot be assigned or exercised by any person or entity other than Westwood One, Inc., a Delaware corporation (or such Affiliate or Successor), and may be exercised only while Westwood One, Inc., a Delaware corporation (or such Affiliate or Successor), is in full possession of the Leased Premises and without the intention of thereafter assigning or subleasing the Leased Premises.
E. Immediately after the Fair Market Rent has been determined, the parties shall enter into an amendment to this Lease setting forth the Base Monthly Rent for the applicable Extended Term and the new expiration date of the Lease Term. All other terms and conditions of the Lease shall remain in full force and effect and shall apply during the Extended Term, except that: (i) there shall be no further option to extend the Lease Term beyond the expiration of the second Extended Term (if and as applicable), (ii) there shall be no rent concessions, and (iii) there shall be no construction allowance, tenant improvement allowance or similar provisions or any obligation on the part of Landlord to construct any improvements within the Leased Premises.
ARTICLE 3
RENT, LATE CHARGES AND SECURITY DEPOSITS
3.1 BASE MONTHLY RENT: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefore or offset, in advance on the first day of each calendar month, as base monthly rent, the applicable Base Monthly Rent set forth on Exhibit “C” attached hereto.
3.2 ADDITIONAL RENT: Commencing on the Commencement Date and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord without offset as additional rent (the “Additional Rent”) the following amounts:
A. An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:
(1) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within thirty (30) days after receipt of a written bill therefore from Landlord; and/or
(2) Landlord may deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly, installments during such year with the installments of Base Monthly Rent.
(3) Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed; provided, however, in no event shall Landlord bill any such expenses more frequently than monthly.
B. The fees imposed from time to time for the right to use the Parking Areas in accordance with the Parking Agreement (“Parking Fees”), without prior demand therefore or offset, in advance on the first day of each calendar month, together with the Base Monthly Rent in accordance with the schedule set forth on Exhibit “C” attached hereto. In the event Parking Fees are imposed for any period of time prior to the Commencement Date, Tenant shall pay all such Parking Fees upon demand.
C. Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7;
D. Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and
E. Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease other than late charges and interest on defaulted rent.
This Lease is a “net lease,” and Tenant’s obligations arising or accruing during the Lease Term to pay Base Monthly Rent, Additional Rent and all other payments under this Lease required to be made by Tenant shall be absolute and unconditional. Tenant shall pay all Base Rent, Additional Rent and all other payments required to be made by Tenant under this Lease without notice, demand, counterclaim, set-off, deduction, or defense and free from any charges, assessments, impositions, expenses or deductions of any and every kind of and nature whatsoever. Subject to exceptions and limitations expressly set forth in this Lease, (i) all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises that may arise or become due during the Lease Term (whether or not the same shall become payable during the Lease Term or thereafter) shall be paid by Tenant, and (ii) Landlord shall have no obligation or responsibility to perform any improvements or to provide any services or to perform any repairs, maintenance or replacements in, to, at, on or under the Leased Premises or the Property.
3.3 YEAR-END ADJUSTMENTS: If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Article 3.2A(2) above, Landlord shall furnish to Tenant within three (3) months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (a) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due, or (b) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. The provisions of this Article shall survive the expiration or sooner termination of this Lease.
Landlord agrees to maintain accurate books and records of the Property Operating Expenses for each calendar or fiscal year or partial year throughout the Term and for a period of two (2) years thereafter. Tenant shall have ninety (90) days after receipt of any statement for Property Operating Expenses within which to raise any questions or objections to the items or calculations contained in such statement, which questions or objections must be delivered to Landlord in writing and, as to any objections, must set out with particularity the nature of such objections. If Tenant requests, within such ninety (90) days following receipt of a statement, to review Landlord’s records (limited to such records relevant to the information in the statement), Landlord shall permit Tenant (through a reputable and duly licensed certified public accounting firm reasonably approved by Landlord) to review such records in the offices of Landlord or Landlord’s property manager, during normal business hours, within thirty (30) days after such request. Tenant shall provide Landlord with a written report of the findings of Tenant’s review within thirty (30) days after such review. If, following Tenant’s review, Tenant continues to dispute any items or any calculations contained in any statement, Tenant shall continue to pay all amounts due hereunder, without any deduction or offset whatsoever, but nothing in this Lease shall prohibit or impair Tenant’s right to bring suit against Landlord to resolve any of Tenant’s claims against Landlord arising out of such a dispute.
3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expense not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within six (6) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the greater of five percent (5%) of the amount overdue or $500.00 for each delinquent payment (the “Late Charge Amount”); provided, however, (i) Tenant shall not be obligated to pay the Late Charge Amount solely with respect to the first late payment of Base Monthly Rent and/or Additional Rent during the Lease Term as long as such Base Monthly Rent and/or Additional Rent is paid within ten (10) calendar days of when first due, and (ii) the Late Charge Amount shall be $500.00 solely with respect to the second late payment of Base Monthly Rent and/or Additional Rent during the Lease Term so long as such Base Monthly Rent and/or Additional Rent is paid within ten (10) calendar days of when first due, and (iii) except as otherwise provided in the foregoing clauses (i) and (ii), so long as Tenant has not made late payment of Base Monthly Rent and/or Additional Rent more than two times during the preceding twelve (12) months, the Late Charge Amount shall be reduced to the greater of three percent (3%) of the amount overdue or $500. Landlord and Tenant agree that the Late Charge Amount represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of six (6) calendar days, then, in addition to the Late Charge Amount, Tenant shall pay to Landlord interest on any rent that is not so paid from said sixth (6th) day at the Lease Interest Rate until paid in full.
3.5 PAYMENT OF RENT: All rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have if Tenant failed to pay the Base Monthly Rent when due.
3.6 PREPAID RENT: Concurrent with the execution of this Lease, Tenant shall pay to Landlord the amount set forth in Article 1 as the first month’s Base Monthly Rent and Parking Fees.
3.7 SECURITY DEPOSIT: Tenant shall deposit with Landlord upon the execution of this Lease by Landlord and Tenant, an irrevocable standby letter of credit (the “Letter of Credit”) in the amount set forth in the Basic Lease Information as the “Security Deposit” under this Lease and in the form of Exhibit “D” attached hereto. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease. If Tenant fails to pay any Rent due hereunder, or otherwise commits a default with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any such Rent or for the payment of any other amounts expended or incurred by Landlord by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may incur thereby (and in this regard Tenant hereby waives the provisions of California Civil Code Section 1950.7 and any similar or successor statute providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Leased Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant). Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, any default. If any portion of the Letter of Credit posted as the Security Deposit is drawn upon by Landlord for such purposes, Tenant shall within ten (10) days after written demand therefore, deposit a replacement Letter of Credit with Landlord in the amount of the original Letter of Credit. If Tenant performs all of Tenant’s obligations hereunder, the Letter of Credit shall be returned to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) within thirty (30) days after the later of (i) the date of expiration or earlier termination of this Lease, or (ii) vacation of the Leased Premises by Tenant if the Leased Premises has been left in the condition specified by this Lease. Upon termination of the original Landlord’s (or any successor owner’s) interest in the Leased Premises, the original Landlord (or such successor) shall be released from further liability with respect to the Security Deposit upon the original Landlord’s (or such successor’s) delivery of the Letter of Credit to the successor landlord and compliance with California Civil Code Section 1950.7(d), or successor statute.
A. The Letter of Credit deposited as a Security Deposit shall be issued by a U.S. based money-center bank (a bank which accepts deposits, which maintains accounts, which has a local office in the City of Los Angeles that will negotiate a letter of credit and whose deposits are insured by the FDIC) whose financial strength shall be sufficient to meet liquidity demands with respect to issued letters of credit and which is otherwise acceptable to Landlord. The Letter of Credit shall be issued for a term of at least twelve (12) months and shall be in a form and with such content reasonably acceptable to Landlord. The Letter of Credit shall specify that the issuer thereof shall notify the beneficiary of the Letter of Credit in writing at least sixty (60) days in advance of the expiry date of such Letter of Credit if the Letter of Credit shall not be renewed as of such expiry date. Tenant shall either replace the expiring Letter of Credit with another Letter of Credit in an amount equal to the original Letter of Credit or renew the expiring Letter of Credit, in any event no later than thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect. If Tenant fails to deposit a replacement Letter of Credit or renew the expiring Letter of Credit, Landlord shall have the right immediately to draw upon the expiring Letter of Credit for the full amount thereof and hold the funds drawn as the Security Deposit. Any Letter of Credit deposited with Landlord during the final lease year of the Term must have an expiry date no earlier than the date which is thirty (30) days after the expiration of the Lease Term, as extended (if and as applicable). If Landlord notifies Tenant in writing that the bank which issued the Letter of Credit has become financially unacceptable (e.g., the bank is under investigation by governmental authorities, the bank no longer has the financial strength equivalent to the current financial strength of Wells Fargo Bank, N.A., the FDIC or other applicable governmental agency has threatened to place the bank in conservatorship or receivership, or the bank has filed bankruptcy or reorganization proceedings), then Tenant shall have thirty (30) days after notice from Landlord to provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof. If Tenant does not so provide Landlord with a substitute Letter of Credit within such time period, then Landlord shall have the right to draw upon the current Letter of Credit and hold the funds drawn as the Security Deposit. The premium or purchase price of, or any other bank fees (including transfer or assignment fees) associated with, such Letter of Credit shall be paid by Tenant. The Letter of Credit shall be transferable (and must permit multiple transfers), irrevocable and unconditional, so that Landlord, or its successors-in-interest, may at any time draw on the Letter of Credit against sight drafts presented by Landlord, accompanied by Landlord’s statement, made under penalty of perjury, that said drawing is in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the Letter of Credit and the Landlord may draw on any portion of the then uncalled upon amount thereof without regard to and without the issuing bank inquiring as to the right or lack of right of the holder of said Letter of Credit to effect such draws or the existence or lack of existence of any defenses by Tenant with respect thereto. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord (which consent may be withheld by Landlord in its sole discretion). The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by Law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.
B. Tenant acknowledges and agrees that the Letter of Credit constitutes a separate and independent contract between Landlord and the issuing bank, that Tenant is not a third-party beneficiary of such contract, and that Landlord’s claim under the Letter of Credit for the full amount due and owing thereunder shall not be, in any way, restricted, limited, altered or impaired by virtue of any provision of the Bankruptcy Code, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code.

C. The Letter of Credit shall be transferable to any of the following parties: (i) any secured or unsecured lender of Landlord, or (ii) any assignee, successor, transferee or other purchaser of all or any portion of the Buildings, or any interest in any Building. Further, in the event of any sale, assignment or transfer by the Landlord of its interest in the Leased Premises or the Lease, Landlord shall have the right to assign or transfer the Letter of Credit to its grantee, assignee or transferee; and in the event of any sale, assignment or transfer, the landlord so assigning or transferring the Letter of Credit shall have no liability to Tenant for the return of the Letter of Credit, and Tenant shall look solely to such grantee, assignee or transferee for such return, so long as such grantee, assignee or transferee assumes in writing all of Landlord’s obligations with respect to the Letter of Credit. The terms of the Letter of Credit shall permit multiple transfers of the Letter of Credit. Tenant shall use its best efforts to cooperate with Landlord and the bank to effect the transfer(s) of the Letter of Credit and Tenant shall be responsible for all costs of the bank associated therewith.
ARTICLE 4
USE OF LEASED PREMISES AND OUTSIDE AREA
4.1 PERMITTED USE: Tenant shall be entitled to use the Leased Premises solely for the Permitted Use as set forth in Article 1 and for no other purpose. Tenant shall have the exclusive right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purpose.
4.2 GENERAL LIMITATIONS ON USE: Tenant shall not do or permit anything to be done in or about the Leased Premises, the Buildings, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building, or (ii) cause damage to any part of the Leased Premises, the Buildings, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (a) injure, vibrate or shake the Leased Premises or any Building, (b) damage, overload, corrode or impair the efficient operation of any electrical, plumbing, sewer, heating, ventilating or air conditioning systems within or servicing the Leased Premises or any Building, or (c) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or any Building. Except as permitted in Article 5, Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling or walls of the Leased Premises without Landlord’s prior written consent. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of any Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials including Hazardous Materials in the drainage systems of the Leased Premises, the Buildings, the Outside Areas or the Property. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, any Building, the Outside Areas or the Property.
4.3 NOISE AND EMISSIONS: All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, any Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.
4.4 TRASH DISPOSAL: Tenant shall provide trash bins (or other adequate garbage disposal facilities) within the trash enclosure areas currently in use or otherwise as provided or permitted by Landlord in the Outside Areas sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be removed once each week from the Property at Tenant’s sole cost. Tenant shall at all times keep the Leased Premises, the Buildings, the Outside Areas and the Property in a clean, safe and neat condition free and clear of all trash, garbage, waste and/or boxes, pallets and containers containing same at all times.
4.5 PARKING: In consideration for the Parking Fees, Tenant shall be entitled to use of the vehicle parking spaces in the Parking Areas depicted on Exhibit “B”, which use, as between Landlord and Tenant, is exclusive. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those used for such purposes on the Commencement Date or as otherwise designated by Landlord for such activities. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless the same is caused by Landlord’s gross negligence or intentional misconduct. Tenant shall be liable for any damage to the Parking Areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including, without limitation, damage from excess oil leakage. Tenant shall have no right to install any fixtures or equipment or store any personal property in the Parking Areas, except that Tenant may park its mobile broadcasting equipment within the Parking Areas in the areas designated by Landlord for same. Tenant shall not, at any time, park or permit to be parked any recreational vehicles or inoperative vehicles in the Parking Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the Parking Agreement and the parking provisions contained in this Lease. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, $75.00 per day for each day or partial day that each such vehicle is so parked within the Property. Landlord reserves the right, after the Initial Lease Term, to construct a parking garage to serve the parking needs of the Property and neighboring properties. If Landlord desires to construct a parking garage during an Extension Term, Landlord shall so notify Tenant in writing not less than thirty (30) days prior to the earliest date Tenant is permitted to deliver an Election Notice to exercise the Extension Option with respect to such Extension Term pursuant to Article 2.7 above. If Landlord fails to provide timely written notice of the exercise of its right to construct the parking garage and thereafter Tenant exercises the Extension Option, Landlord shall have no right to construct a parking garage during such Extension Term. If Landlord provides timely notice of the exercise of its right to construct the parking garage and Tenant nonetheless exercises an Extension Option pursuant to Article 2.7, Landlord may provide the Parking Areas within a parking garage constructed thereon, and may temporarily relocate the Parking Areas during construction thereof (the “Temporary Relocated Parking Areas”). The Temporary Relocated Parking Areas Parking Areas shall be located with one (1) mile of the Leased Premises, provided that if the Temporary Relocated Parking Areas Parking Areas are not within 750 feet of the Leased Premises, Landlord shall provide shuttle service from and to such Temporary Relocated Parking Areas and the Leased Premises during any such construction; provided, however, Landlord shall at all times provide Tenant with the number of parking spaces set forth in Article 1.1(J) above. The hours of operation and frequency of trips of the shuttle service shall not unreasonably inconvenience Tenant’s employees or hinder operation of Tenant’s business. The Temporary Relocated Parking Areas shall have security substantially equivalent to the level of security Tenant is then providing to Parking Area at the Leased Premises. Landlord covenants to use reasonable commercial efforts to ensure that noise and vibration resulting from the construction does not adversely affect the utility of the Tenant’s recording studios.
4.6 SIGNS: Other than the business identification signs which are located on the Property as of the Commencement Date, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any other sign, advertisement, banner, placard or picture which is visible from the exterior of the Leased Premises, until Landlord shall have first approved in writing the location, size, content, design, method of attachment and material to be used in the making of such sign. Any sign, once approved by Landlord, shall be installed only in strict compliance with Landlord’s approval, at Tenant’s expense, using a contractor first approved by Landlord to install same. Landlord may remove any permitted signs, advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of any Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed to its original condition. Tenant shall remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the earlier of the expiration of the Lease Term or the termination of this Lease.
4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS: Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Buildings, the Outside Areas or the Property including, without limitation, the terms of the Parking Agreement and all Laws governing the use and/or, subject to Article 4.13, disposal of Hazardous Materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to do so. Notwithstanding anything in the first sentence of this Article 4.7 to the contrary, if Laws (including compliance with the ADA, Title 24 of the California Administrative Code, and other similar federal, state and local Laws and regulations) or Private Restrictions respecting the use and occupancy of the Leased Premises, the Buildings, the Outside Areas or the Property are changed after the Commencement Date so as to require during the Lease Term the construction of an addition to or an alteration of any portion of the Property, or the reinforcement or other physical modification of any portion of the Property (“Capital Expenditure”), Landlord and Tenant shall allocate the cost of such work as follows:
A. Subject to Article 4.7(C) below, if such Capital Expenditures are required as a result of the specific and unique use of the Leased Premises by Tenant as compared with uses by tenants in general, Tenant shall be fully responsible for the cost thereof.
B. If such Capital Expenditure is not the result of the specific and unique use of the Leased Premises by Tenant (such as, governmentally mandated seismic modifications), then Landlord shall pay for such Capital Expenditure and Tenant shall only be obligated to pay, each month during the remainder of the Lease Term, on the date on which Base Monthly Rent is due, an amount equal to 1/144th of the portion of such costs. Tenant shall pay interest monthly at the Lease Interest Rate on a sum equal to the number of months then remaining in the Lease Term times 1/144th of the portion of such costs (the “Unamortized Balance”) but may prepay its obligation at any time.
C. Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary and new Applicable Requirements. If the Capital Expenditures are instead triggered by Tenant as a result of an actual or proposed change in the use, change in intensity of use, or Tenant’s voluntary modification to the Property or any portion thereof then, and in that event, Tenant shall either (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Tenant shall not, however, have any right to terminate this Lease.
4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS: With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct (or permit any other person to conduct) any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Buildings, the Outside Areas or the Property which (i) is prohibited under the terms of any of such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.
4.9 LANDLORD’S RIGHT TO ENTER: Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable prior notice and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same, (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants, (iii) making necessary alterations, additions or repairs, and/or (iv) performing any of Tenant’s obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of exercising its rights under this Lease. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (a) inspecting the exterior of the Buildings and the Outside Areas, and (b) posting notices of non-responsibility, or, during the final year of the Lease Term, “For Lease” of “For Sale” signs. Any entry into the Leased Premises or the Outside Areas by Landlord in accordance with this Article shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.
4.10 USE OF OUTSIDE AREAS: Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe, Comparable Class condition, free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.
4.11 RULES AND REGULATIONS: Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto relating to the use of the Leased Premises and the Outside Areas and for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.
4.12 ENVIRONMENTAL PROTECTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to comply with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.
4.13 HAZARDOUS SUBSTANCES:
A. Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Leased Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Tenant shall not engage in any activity in or on the Leased Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Landlord and timely compliance (at Tenant’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Leased Premises of a Hazardous Substance with respect to which any Law requires that a notice be given to persons entering or occupying the Leased Premises or neighboring properties. Notwithstanding the foregoing, without Landlord’s consent Tenant may use any ordinary and customary materials reasonably required to be used in the normal course of the Permitted Use such as ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Laws and does not expose Landlord to any liability therefor. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Leased Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. Landlord hereby consents to the operation and maintenance by Tenant, in accordance with the terms of this Lease, of the existing underground storage tank which contains fuel for Tenant’s emergency generator located on the Leased Premises.
B. Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Leased Premises, other than as previously consented to by Landlord (and Hazardous Substances to which Landlord has consented for purposes of this Article 4.13(B) shall be deemed to include any state of fact discovered by Landlord in connection with its Feasibility Studies under the Purchase and Sale Agreement between Landlord (as purchaser) and Tenant (as seller) dated December  _____  , 2009 (the “PSA”) or which is described in the exhibits or schedules to the PSA), as soon as is possible Tenant shall give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
C. Tenant Remediation. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Leased Premises (including through the plumbing or sanitary sewer system) in violation of Laws and shall promptly, at Tenant’s expense, comply with all Laws and Private Restrictions and take all investigatory and/or remedial action ordered or required under any applicable Laws for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Leased Premises or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Substance brought onto the Leased Premises during the term of this Lease, by or for Tenant or any third party.
D. Tenant Indemnification. Tenant shall indemnify, defend and hold Landlord, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims; expenses, penalties, and attorneys’ and consultants’ fees resulting from any Hazardous Substance brought onto the Leased Premises by or for Tenant, or any third party (provided, however, that Tenant shall have no liability under this Lease with respect to (i) Hazardous Substances brought onto the Leased Premises by Landlord, or Landlord’s employees, agents, contractors or subcontractors, and (ii) underground migration of any Hazardous Substance under the Leased Premises from areas outside of the Leased Premises not caused or contributed to by Tenant). Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.
E. Landlord Indemnification. Landlord and its successors and assigns shall indemnify, defend, reimburse and hold Tenant, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which are caused by the negligent acts or omissions of Landlord, its agents or employees, contractors or subcontractors. Landlord’s obligations, as and when required by Laws, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
F. Investigations and Remediation. Landlord shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Leased Premises which are caused by the negligent acts or omissions of Landlord, its agents or employees, contractors or subcontractors. Tenant shall cooperate fully in any such activities at the request of Landlord, including allowing Landlord and Landlord’s agents to have reasonable access to the Leased Premises at reasonable times in order to carry out Landlord’s investigative and remedial responsibilities.
G. Landlord Termination Option. If a condition involving the presence of, or a contamination by Hazardous Substances, which requires repair, remediation or restoration (a “Hazardous Substance Condition”), occurs during the term of this Lease, unless Tenant is legally responsible therefor (in which case Tenant shall make the investigation and remediation thereof required by all Laws and this Lease shall continue in full force and effect, but subject to Landlord’s rights under Article 4.13(D) and Article 12), Landlord may, at Landlord’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Landlord’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the Hazardous Substance Condition cannot be remediated at a commercially reasonable cost without dispossessing Tenant from a material portion of the Premises for more than an immaterial amount of time, give written notice to Tenant within 60 days after receipt by Landlord of knowledge of the occurrence of such Hazardous Substance Condition, of Landlord’s desire to terminate this Lease as of a date not less than nine (9) months following the date of such notice. In the event Landlord elects to give a termination notice, this Lease shall terminate as of the date specified in Landlord’s notice of termination.
H. Inspection; Compliance. Landlord and Landlord’s lenders and consultants shall have the right to enter into the Leased Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Leased Premises and for verifying compliance by Tenant with this Lease.

The cost of any such inspections shall be paid by Landlord, unless, under circumstances where Tenant would be responsible under this Lease for compliance, a violation of Laws or Private Restrictions or a Hazardous Substance Condition is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.
I. Environmental Insurance. Prior to the Commencement Date and as a condition to the closing under the PSA, Landlord shall have obtained, at Tenant’s expense, a policy of environmental liability insurance covering pre-existing conditions from Great American Insurance Group (or one of its subsidiaries) (the “EP Insurer”), for a term of ten (10) years and with limits of liability in the amount of $5,000,000, and with a deductible or self-insured retention amount not to exceed $100,000 per claim (the “Lease Environmental Policy”, which shall include replacements or extensions of same at Tenant’s expense if Tenant continues to occupy the Leased Premises after the Initial Lease Term). Landlord shall be designated as the first named insured on the Lease Environmental Policy, and Tenant shall be an additional named insured on the Lease Environmental Policy and on any replacements or extensions of same if Tenant continues to occupy the Leased Premises after the Initial Lease Term. The Lease Environmental Policy shall list this Lease and the PSA as “insured contracts” thereunder, and otherwise shall be in form approved by Landlord. During the Lease Term, Tenant shall be responsible to pay the deductible amount for any claim under the Lease Environmental Policy, whether the claim is made by Landlord or Tenant, unless the claim arises from a matter where Landlord is responsible to indemnify Tenant under Article 4.13(E) above. Tenant acknowledges that Landlord may maintain one or more additional environmental liability insurance policies with respect to the Leased Premises at Landlord’s sole cost, and shall have no obligation to designate Tenant as an additional insured or additional named insured thereon. Landlord shall copy Tenant on all of its written communications concerning the Lease Environmental Policy to the EP Insurer or to the insurance broker which placed the Lease Environmental Policy, and during the Lease Term shall not cancel the Lease Environmental Policy or remove Tenant as an additional named insured without the written authorization of Tenant. In the event the Lease Environmental Policy is replaced with an environmental liability policy from an insurer other than Great American Insurance Group (or one of its subsidiaries), such subsequent insurer shall be deemed the EP Insurer for purposes of this Article 4.13(I).
ARTICLE 5
REPAIRS, MAINTENANCE, SERVICES AND UTILITIES
5.1 REPAIR AND MAINTENANCE: Tenant shall, during the Lease Term, at its sole cost and expense and without any cost or expense to Landlord (except as otherwise expressly set forth below), provide for the repair and maintenance of the Leased Premises in accordance with the following terms and conditions.
A. Tenant shall continuously keep and maintain all Buildings and other improvements now or hereafter located on the Leased Premises, the Outside Areas and the Property and all appurtenances thereto, and replace as and when required to the Buildings and all such improvements, in a Comparable Class condition, including, without limiting, the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets, drains and wet and dry utility systems, including, without limitation, sprinkler systems, (v) all lighting fixtures, bulbs and lamps, (vi) all heating, ventilating and air conditioning equipment, (vii) all entranceways to the Leased Premises, (viii) the exterior and structural parts of each Building (including the foundation, subflooring, load-bearing and exterior walls and roof), and (ix) all Outside Areas, including, without limitation, the Generator and paying and performing all obligations of Landlord under and in accordance with the Parking Areas. Except where expressly required by this Lease, Landlord shall not be obligated to make any repairs, replacements or renewals of any kind, nature or description whatsoever to the Leased Premises or any Buildings or other improvements now or hereafter located thereon, and Tenant hereby expressly waives all right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, as amended from time to time. Tenant shall, at Tenant’s sole cost and expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Leased Premises (collectively, the “Systems”): (i) heating, ventilating and air conditioning equipment and systems (“HVAC”), (ii) fire extinguishing systems, including fire alarm and/or smoke detection, (iii) landscaping and irrigation systems, (iv) roof covering and drains, (v) clarifiers, and (vi) the underground storage tank on the Leased Premises which contains fuel for Tenant’s backup generator, including leak detection, monitoring and maintenance.
B. Tenant shall comply with and abide by all Laws and Private Restrictions, including, without limitation, the Parking Agreement, affecting the Leased Premises, the Outside Areas and all Buildings and other improvements now or hereafter located on the Property.
C. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Article within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by, Landlord for same.
D. Tenant, at its sole cost and expense, shall cause all alterations, additions, improvements and repairs made by Tenant to the Leased Premises to comply with the provisions of the ADA, Title 24 of the California Administrative Code, and other similar federal, state and local laws and regulations required by Tenant’s use or occupation of the Leased Premises.
E. Tenant, at Tenant’s sole cost and expense (but subject to the reimbursement by Landlord set forth herein), shall cause the repairs, replacements and improvements identified on Exhibit “E” attached hereto (as same may be amended from time to time upon the request of either party with the consent of the other party, such consent not to be unreasonably withheld, collectively, the “Tenant’s Repairs”) to be made and/or installed, as applicable, on or before the applicable date set forth on Exhibit “E,” but in no event later than twelve (12) months after the Effective Date. The Tenant’s Repairs shall be made and performed in a safe and workmanlike manner, using only first-class materials, in accordance with Article 6. Subject to the requirements of Article 6, Landlord agrees to allow Tenant to make such repairs and replacements, all at the sole cost of Tenant (except as otherwise provided herein). No delay in the completion of construction of the Tenant’s Repairs shall be considered in the determination of the Commencement Date of the Lease. Landlord shall be entitled to supervise Tenant’s completion of the Tenant’s Repairs; provided, however, Tenant acknowledges and agrees that Landlord’s sole interest in any review and supervision of the installation of the Tenant’s Repairs is to protect the Building and Landlord’s interest in the Building. Accordingly, Tenant shall not rely upon Landlord’s supervision of the design and/or installation of the Tenant’s Repairs for any purpose, and Landlord shall incur no liability of any kind by reason of such supervision. The failure of Tenant, absent force majeure, to substantially complete or cause the completion of the Tenant’s Repairs in accordance with the terms of this Section and the schedule set forth on Exhibit “E”, shall be a default under this Lease and Landlord shall have the right, but not the obligation, in addition to such other rights and remedies that Landlord may have, to complete the Tenant’s Repairs and charge the cost of the same to Tenant, which cost shall be immediately payable upon demand by Landlord. In connection with its acquisition of the Property, Landlord has held back from the purchase price the sum of $673,000 (the “Deferred Maintenance Funds Deposit”), which shall be disbursed to Tenant upon satisfaction of the following conditions:
(1) Tenant shall submit to Landlord, from time to time but not more than once per calendar month, for reasonable approval by Landlord, a description of the portion of Tenant’s Repairs which have been completed along with a written request for payment executed by Tenant;
(2) Tenant shall provide Landlord with copies of invoices, lien waivers, applications for payments, and, unless payment is made directly by Landlord pursuant to clause (7) of this Article 5.1(E), cancelled checks or other evidence of payment of amounts paid by Tenant in connection with Tenant’s Repairs; and
(3) Tenant shall have delivered evidence satisfactory to Landlord, in its reasonable discretion, that the undisbursed Deferred Maintenance Funds Deposit is sufficient to complete the uncompleted Tenant’s Repairs or, if insufficient (the amount of such shortfall, the “Deferred Maintenance Shortfall”), Tenant shall provide evidence of payment of Tenant’s Repairs in an amount equal to such Deferred Maintenance Shortfall, which payment shall not be eligible for reimbursement hereunder;

(4) Tenant shall submit disbursement requests to Landlord promptly upon receipt of any invoice for payment from any architect, contractor, supplier or other third party for work or services completed for Tenant’s Repairs;
(5) Intentionally omitted;
(6) Such disbursements shall be utilized to pay the actual costs of Tenant’s Repairs; and
(7) Upon receipt of a disbursement request from Tenant in compliance with the foregoing, at Landlord’s option, Landlord shall either (a) pay the disbursement requested from the Deferred Maintenance Funds Deposit directly to an architect, contractor, supplier or other third party for work or services completed, or (b) deliver the Deferred Maintenance Funds Deposit to Tenant for payment to such third party.
If Tenant’s Repairs are substantially completed pursuant to the terms of this Lease, Landlord shall disburse to Tenant the undisbursed portion, if any, of the Deferred Maintenance Funds Deposit, within ten (10) days after request therefor. If Tenant’s Repairs are not completed pursuant to the terms of this Lease, Landlord shall retain any undisbursed portion of the Deferred Maintenance Funds Deposit not required to be paid to Tenant under this Lease. In light of the possibility that the final scope of work for Tenant’s Repairs, based on final plans and specifications and permits for same to be prepared and obtained after execution of this Lease, may vary in immaterial ways from the scope of work set forth in Exhibit “E”, Landlord agrees that its approval of the scope of work set forth in the plans and specifications for Tenant’s Repairs will not be withheld, so long as such scope of work is consistent in all material respects with that set forth on Exhibit “E”.
F. Without relieving Tenant of liability resulting from damage caused by Tenant or by Tenant’s failure to exercise and perform good maintenance practices, if the roof, structural elements or foundation of any of the Buildings on the Leased Premises cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such items shall be replaced by Landlord, and the cost thereof shall be prorated between Landlord and Tenant and Tenant shall only be obligated to pay, each month during the remainder of the Lease Term, on the date on which Base Monthly Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e., 1/144th of the cost per month). Tenant shall pay interest at the Lease Interest Rate on the Unamortized Balance but may prepay its obligation at any time.
5.2 UTILITIES: Tenant shall arrange, at its sole cost and expense and in its own name, for the supply of water, gas, electricity, telephone, cable and all other utilities provided to or serving the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Landlord shall maintain the water meter(s) in its own name; provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant’s name, Tenant shall do so at Tenant’s sole cost. Tenant shall be responsible for determining if the local supplier of water, gas, electricity, telephone, cable and other utilities can supply the needs of Tenant and whether or not the existing water, gas, telephone, cable and electrical distribution systems within the Buildings and the Leased Premises are adequate for Tenant’s needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant’s needs. Tenant shall pay all charges for water, gas, electricity, telephone, cable, storm and sanitary sewer and other utility and other services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.
5.3 SECURITY: Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Buildings, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.
5.4 ENERGY AND RESOURCE CONSUMPTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation as long as Tenant continues to be able to beneficially enjoy the Leased Premises for the uses permitted hereunder, including, without limitation, provision of comfortable cooling and heating to the Leased Premises. In no event shall Tenant have any obligation to pay Landlord the cost of implementing such compliance or cooperation, including through incorporation of the cost in the Property Operating Expenses, except to the extent of any savings to Tenant resulting from the implementation, as and when the savings are realized. Tenant agrees at all times to reasonably cooperate with Landlord and to abide by all reasonable rules established by Landlord (i) to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Property, and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.
5.5 LIMITATION OF LANDLORD’S LIABILITY: Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of any matter relating to this Lease or the Leased Premises unless the same is caused by Landlord’s gross negligence or intentional misconduct. Without limiting the foregoing, Landlord shall not be liable to Tenant as a result of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, the Buildings or the Outside Areas, or the protection of Tenant’s property or Tenant’s employees, invitees, agents or contractors, or (ii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Buildings, the Outside Areas or the Property from whatever cause (other than Landlord’s gross negligence or willful misconduct), or (iii) the unauthorized intrusion or entry into the Leased Premises by third-parties (other than Landlord or third parties acting on behalf of Landlord).
ARTICLE 6
ALTERATIONS AND IMPROVEMENTS
6.1 PERMITTED ALTERATIONS: Tenant may, from time to time at its sole expense make alterations, modifications and improvements (collectively, “Alterations”), to the interior of any of the Buildings on the Leased Premises without Landlord’s prior consent but upon notice to Landlord (“Permitted Alterations”) provided that: (i) such Permitted Alterations are non-structural, (ii) do not involve puncturing, removing or relocating the roof, ceilings, floors or any existing walls, (iii) will not affect the electrical, plumbing, HVAC and/or life safety systems, (iv) are designed to enhance either or both of the economic value and the utility of the Property, (v) the cost of such Permitted Alterations do not exceed $20,000 for any single alteration or $50,000 cumulatively during any lease year of the Lease Term (excluding the Tenant Repairs), and (vi) Tenant, in every instance, complies with the terms and conditions of this Article (other than the first sentence of Article 6.2). Landlord also consents hereby to the Tenant Repairs referenced in Article 5.1(E) provided that Tenant complies with the terms and conditions of this Article other than (x) the first sentence of Article 6.2 and (y) the provisions of Article 6.3 which grant Landlord the right to require Tenant to remove such repairs upon the expiration or earlier termination of the Term of this Lease.
6.2 OTHER ALTERATIONS: Except as provided in Article 6.1, all Alterations that are not Permitted Alterations (“Major Alterations”) shall require Landlord’s prior written consent. Regardless of whether or not Landlord’s consent to Alterations is required, all of the following shall apply with respect to all Alterations: (i) the structural integrity of the Buildings shall not be adversely affected; (ii) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning (“HVAC”), sanitary and other service systems of the Leased Premises shall not be adversely affected and the usage of such systems by Tenant shall not be increased beyond the level of usage for which each such system was designed, and (iii) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations. Additionally, but subject to clauses (i) through (iii) above, Landlord shall not unreasonably withhold its consent to Major Alterations that are: (a) reasonably required in order to accommodate a sublease or an assignment of this Lease (provided such assignment or sublease is permitted hereunder), or (b) reasonably required to accommodate Tenant’s business operations at the Leased Premises. Tenant shall submit complete copies of plans and specifications to Landlord (y) for Major Alterations, concurrent with its request for consent, and (z) for Permitted Alterations, prior to obtaining permits for same.

6.3 OTHER REQUIREMENTS: All Alterations, regardless of whether or not Landlord’s consent to Alterations is required, shall be made, constructed or installed by Tenant at Tenant’s expense, shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality that match or complement the original improvements existing as of the Commencement Date. Tenant shall not commence the making of any Alterations until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, and (iii) Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount reasonably satisfactory to Landlord to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. As a part of granting Landlord’s approval for Tenant to make Major Alterations, Landlord may require Tenant to increase the amount of its Security Deposit to cover the cost of removing the Major Alterations and to restore the condition of the Leased Premises. Tenant shall pay Landlord’s reasonable costs to inspect the construction of Major Alterations and to have Landlord’s architect revise Landlord’s drawings to show the work performed by Tenant. At the time Landlord approves of any Major Alterations, Landlord shall notify Tenant whether Landlord shall require Tenant to remove the Major Alterations at Tenant’s sole expense before the expiration or earlier termination of this Lease or whether the Major Alterations shall remain upon the Leased Premises and be surrendered therewith at the expiration or earlier termination of this Lease as the property of Landlord. Landlord shall retain the right to notify Tenant whether Landlord shall require Tenant to remove any of the Permitted Alterations at Tenant’s sole expense prior to the expiration or earlier termination of the Lease Term or whether the Permitted Alterations (or any of them) shall remain on the Leased Premises and be surrendered therewith at the expiration or earlier termination of this Lease as the property of Landlord. If Landlord notifies Tenant that Landlord requires the removal of all or part of any Alterations in accordance with this Article, then Tenant, at its expense, shall remove such Alterations before the expiration or earlier termination of this Lease and repair any damage to the Leased Premises caused by such removal. If Tenant fails to remove the Alterations required to be removed pursuant to this Article, then Landlord may (but shall not be obligated to) remove such Alterations and the cost of removal and repair of any damage to the Leased Premises, together with all other damages which Landlord may suffer by reason of the failure of Tenant to remove same, shall be paid by Tenant to Landlord upon demand. Tenant shall not be entitled to any compensation from Landlord for any Alterations removed by Landlord or at Landlord’s direction pursuant to the immediately preceding sentence.
6.4 OWNERSHIP OF IMPROVEMENTS: All Alterations made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. At the expiration or sooner termination of this Lease, all Alterations (excluding Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such Alterations in accordance with the provisions of Article 6.3, in which case Tenant shall so remove same. Landlord shall have no obligation to reimburse to Tenant all or any portion of the cost or value of any such Alterations so surrendered to Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.
6.5 LIENS: Tenant shall keep the Property and every part thereof free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within fifteen (15) days after the same has been so recorded. Tenant’s failure to do so shall be a default under this Lease.
ARTICLE 7
ASSIGNMENT AND SUBLETTING BY TENANT
7.1 BY TENANT: Except as set forth in Article 7.10, Tenant shall not sublet the Leased Premises (or any portion thereof) or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord’s prior written consent first obtained in accordance with the provisions of this Article 7. Any attempted subletting, assignment or encumbrance without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this Article, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment or encumbrance of Tenant’s interest in this Lease.
7.2 Intentionally omitted.
7.3 LANDLORD’S ELECTION: If Tenant or Tenant’s successors shall desire to assign its interest under this Lease or to sublet the Leased Premises, Tenant and Tenant’s successors must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than sixty (60) days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Leased Premises, a current financial statement of such proposed assignee or sublessee and the form of documents to be used in effectuating such assignment or subletting. Landlord shall have a period of fifteen (15) days following receipt of such notice and receipt of all information requested by Landlord regarding the proposed assignee or sublessee within which to do one of the following: (i) terminate this Lease or, in the case of a sublease of less than all of the Leased Premises, terminate this Lease as to that part of the Leased Premises proposed to be so sublet, either on the condition that the proposed Transferee immediately enter into a direct lease of the Leased Premises with Landlord (or, in the case of a partial sublease, a lease for the portion proposed to be so sublet) on the same terms and conditions contained in Tenant’s (or Tenant’s successors’) notice, or so that Landlord is thereafter free to lease the Leased Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord, (ii) consent to the proposed assignment or sublease subject to the terms of this Article, or (iii) refuse to consent to the proposed assignment or sublease. In the event Landlord elects to so terminate this Lease, then (a) if such termination is conditioned upon the execution of a lease between Landlord and the proposed Transferee, Tenant’s and Tenant’s successors’ obligations under this Lease shall not be terminated until such Transferee executes a new lease with Landlord, enters into possession, and commences the payment of rent, and (b) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant and Tenant’s successors in writing of such election. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant’s or Tenant’s successors’ proportionate share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Leased Premises which remains subject to the Lease bears to the original area of the Leased Premises. Landlord and Tenant or Tenant’s successors shall execute a cancellation agreement with respect to the Lease to effect such termination or partial termination, or if Landlord shall not have elected to cancel and terminate this Lease, to either (x) consent to such requested assignment or subletting subject to Tenant’s and Tenant’s successors’ compliance with the conditions set forth in Article 7.4 below, or (y) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (A) the proposed assignee’s or subtenant’s anticipated use of the Leased Premises involves the storage, use or disposal of a Hazardous Material; (B) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to clean up Hazardous Materials unlawfully discharged by the proposed assignee or subtenant; (C) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material, (D) the proposed assignee or subtenant is a subsidiary of another entity and the parent entity does not guarantee the obligations under this Lease, (E) all of the assets of Tenant shall not be held by the proposed assignee or subtenant following the transfer, or (F) Landlord disapproves of the proposed assignee’s or subtenant’s net worth and/or ability to satisfy the financial obligations of Tenant under this Lease. Tenant and Tenant’s successors covenant and agree to supply to Landlord, upon request, with all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. Landlord’s review period shall not commence until Landlord has received all information requested by Landlord.
7.4 CONDITIONS TO LANDLORD’S CONSENT: If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance shall constitute a default by Tenant under this Lease giving Landlord the absolute right to terminate this Lease. The conditions are as follows:
A. Landlord having approved in form and substance the assignment or sublease agreement (or the encumbrance agreement), which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with. Without limiting the foregoing, such agreement shall contain a provision that it may not be amended or modified without the Landlord’s prior written consent, the absence of which will cause any such amendment or modification to be null and void.
B. Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant (or, in the case of an encumbrance, each such encumbrancer having similarly agreed to assume, be bound by and to perform Tenant’s obligations upon a foreclosure or transfer in lieu thereof).
C. Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of the requested consent, as well as through and including the date such assignment or subletting is to become effective.
D. Tenant having reimbursed to Landlord all reasonable costs and attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance.
E. Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement, assignment agreement or encumbrance (as applicable) and all related agreements.
F. Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all Assignment Consideration (as defined below) or Excess Rentals (as defined below) to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:
(1) If Tenant assigns its interest under the Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the Assignment Consideration so paid or to be paid whichever is the greater) at the time of the assignment by the assignee; or
(2) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future Assignment Consideration installments to be paid by such assignee as and when such Assignment Consideration is so paid.
(3) If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord fifty percent (50%) of all Excess Rentals to be paid by such sublessee as and when such Excess Rentals are so paid and fifty percent (50%) of any payment upon termination or modification of a sublease.
7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED: For purposes of this Article, the term “Assignment Consideration” shall mean all consideration to be paid by the assignee as consideration for such assignment, and the term “Excess Rentals” shall mean all consideration to be paid by the sublessee in excess of the rent to be paid by said sublessee/sublessor for the premises subleased for the same period. Assignment Consideration and/or Excess Rentals shall include all payments made or to be made by any assignee or sublessee relating in any way to any transfer of an interest in the Lease or the Leased Premises including, but not limited to, any payment made with respect to property which would or shall become Landlord’s property upon the expiration or earlier termination of the Lease, whether such property was installed or paid for by Landlord or by Tenant or Tenant’s successors. In the event Tenant or Tenant’s successors sublease a portion of the Leased Premises, Excess Rentals shall be calculated by subtracting the rent payable by the sublessor for the portion of the Leased Premises so sublet from all consideration to be paid by such sublessee. Rent payable by the sublessor for the portion of the Leased Premises so sublet shall be calculated by multiplying the Base Monthly Rent payable by the sublessor for the Leased Premises leased by such sublessor by a fraction, the numerator of which is the area in square feet subleased and the denominator of which is the total floor area of the Leased Premises leased by such sublessor also in square feet. Tenant and Tenant’s successors agree that any Assignment Consideration and/or Excess Rentals hereunder shall be the property of Landlord and not the property of Tenant.
7.6 PAYMENTS: All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct. Landlord may require that all payments of Excess Rentals and/or Assignment Consideration to be made hereunder be made directly to Landlord by the applicable transferee.
7.7 GOOD FAITH: The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant of good faith, Landlord may immediately declare Tenant to be in default under this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a default by Tenant.
7.8 EFFECT OF LANDLORD’S CONSENT: No subletting, assignment or encumbrance, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the obligations to be performed by Tenant hereunder. Consent by Landlord to one (1) or more assignments or encumbrances of Tenant’s interest in this Lease or to one (1) or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment, subletting or encumbrance, or such an assignment, subletting or encumbrance shall have been ordered over the objection of Landlord, such assignment, subletting or encumbrance shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Article 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all Assignment Consideration and/or Excess Rentals then due Landlord.
7.9 Intentionally omitted.
7.10 ASSIGNMENT OR SUBLEASE TO AFFILIATE OR SUCCESSOR. Notwithstanding anything to the contrary in Article 7.1, Tenant may, without Landlord’s consent (1) assign this Lease or sublease the Leased Premises or any portion thereof to any entity that controls, is controlled by or under common control with Tenant (each, an “Affiliate”), or (2) merge, consolidate, or transfer stock of Tenant or sell all or substantially all assets of Tenant (Tenant’s successor or purchaser in such a transaction, a “Successor”) provided that in each case the Affiliate or Successor, as applicable, delivers to Landlord a written assumption of the Lease. In addition, Tenant may, without Landlord’s consent (3) engage in a public offering of Tenant and (4) transfer shares of Tenant effected through any recognized exchange or through the “over the counter” market. In connection with any transaction described in this Article 7.10, Tenant shall be obligated to deliver to Landlord promptly any written information relating to same as is reasonably requested by Landlord. Subject to securities laws and regulations, Tenant shall provide not less than ten (10) business days prior written notice to Landlord of a transaction that is described in this Article 7.10. Articles 7.3 through 7.6 shall not apply to any transaction governed by this Article 7.10.

ARTICLE 8
LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY
8.1 LIMITATION ON LANDLORD’S LIABILITY AND RELEASE: Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, officers, agents and employees from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant’s agents, employees, contractors or invitees; any damage to Tenant’s property; or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage to or destruction of the Leased Premises, the Buildings, the Project or the Outside Areas, including without limitation, (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Project, the Buildings or the Leased Premises; (ii) the vandalism or forcible entry into the Buildings or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise; (iv) the failure to provide security and/or adequate lighting in or about the Project, the Buildings or the Leased Premises; (v) the existence of any design or construction defects within the Project, the Buildings or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the existence of any Hazardous Materials, or (viii) the blockage of access to any portion of the Project, the Buildings, the Parking Areas or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s gross negligence or willful misconduct. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (a) waives the benefit of such statutory provision, and (b) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this Article is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.
8.2 TENANT’S INDEMNIFICATION OF LANDLORD: Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third-party occurring within the Leased Premises or Property or resulting from Tenant’s use or occupancy of the Leased Premises or the Buildings or the use of the Outside Areas, or resulting from Tenant’s activities in or about the Leased Premises, the Buildings, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord’s principals, employees and agents (the “Landlord Indemnified Parties”) harmless from any loss, liability, penalties, or expense whatsoever (including any loss or liability resulting from delay by Tenant in surrendering the Leased Premises in accordance with the terms of this Lease) resulting therefrom, except to the extent caused by the gross negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease. In no event shall Tenant be liable to Landlord and the Landlord Indemnified Parties for any punitive, special or consequential damages the Landlord Indemnified Parties incur.
ARTICLE 9
INSURANCE
9.1 TENANT’S INSURANCE: Tenant shall maintain insurance complying with all of the following:

A. Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:
(1) Comprehensive general liability insurance covering the Leased Premises and the Property in the amount of not less than $3,000,000 per occurrence, and $5,000,000 annual general aggregate for bodily injury and property damage liability (umbrella/ excess liability coverage may be used to achieve required dollar limits);
(2) Commercial “all-risk” property insurance covering Tenant’s personal property (at its full replacement cost) and damage to other property resulting from any acts or operations of Tenant or any third parties and business income;
(3) Loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Tenant, or attributable to prevention of access to the Leased Premises on account of such perils;
(4) Workers’ compensation insurance and any other employee benefit insurance sufficient to comply with all Laws which policy shall be endorsed to provide thirty (30) days written notice of cancellation to Landlord;
(5) With respect to making of Alterations by Tenant, contingent liability and builder’s risk insurance, in an amount and with coverage satisfactory to Landlord;
(6) Comprehensive Auto Liability insurance with a combined single limit coverage of not less than the amount of $2,000,000 (umbrella or excess liability coverage may be used to achieve the required dollar limits) for bodily injury and/or property damage liability for: (i) owned autos (ii) hired or borrowed autos, (iii) non-owned autos, and (iv) auto blanket contractual form CA0001; if reasonably available from the insurer, the policy shall be endorsed to provide thirty (30) days written notice of cancellation to Landlord;
(7) During any period of construction on the Property by or on behalf of Tenant, builder’s risk coverage in an amount sufficient for such Alterations performed on the Leased Premises; provided, however, that in the event that such builder’s risk coverage is required, such coverage may be provided through so-called “course of construction” coverage endorsement, and Tenant shall cause such “course of construction” coverage to provide coverage in an amount equal to 100% of the completed value of the work; and
(8) The Lease Environmental Policy; and
(9) If not covered under the Lease Environmental Policy, coverage for environmental damages (including remediation and restoration of the Leased Premises) arising from a leak in the existing underground storage tank at the Leased Premises.
B. Each policy of liability insurance required to be carried by Tenant pursuant to this Article or actually carried by Tenant with respect to the Leased Premises or the Property shall (i) be in a form satisfactory to Landlord, (ii) be provided by carriers admitted to do business in the state of California, with a Best rating of “A/VI” or better and/or acceptable to Landlord, (iii) except for the Lease Environmental Policy, not contain deductibles in excess of $25,000, and (iv) name as insured parties Tenant, Landlord and, upon request, any mortgagee of Landlord. Property insurance shall contain a waiver and/or a permission to waive by the insurer any right of subrogation against Landlord, its principal, employees, agents and contractors which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its principals, employees, agents or contractors.
C. Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to the Landlord with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurer certifying, in a form satisfactory to the Landlord, that the policy has been issued and premium paid providing the coverage required by this Article and containing the provisions herein. Attached to such a certificate shall be endorsements naming Landlord as additional insured, and including the wording under primary insurance above. With respect to each renewal or replacement of any such insurance, the requirements of this Article must be complied with not less than thirty (30) days prior to the expiration or cancellation of the policy being renewed or replaced. Landlord may at any time and from time-to-time inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord’s lender, insurance broker or advisor or counsel reasonably determines at any time that the form or amount of coverage set forth in Article 9.1(A) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount or change the form as Landlord’s lender, insurance broker or advisor or counsel reasonably deems adequate (provided however such increase level of coverage may not exceed the level of coverage for such insurance commonly carried by owners of comparable buildings in Culver City and Santa Monica, California).
D. Nothing contained in this Article 9 shall be construed to limit the liability of Tenant under the indemnification provisions set forth in this Lease.
9.2 LANDLORD’S INSURANCE: With respect to insurance maintained by Landlord:
A. Landlord may maintain, as the minimum coverage required of it by this Lease, property insurance in so-called “Special” form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Buildings with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than twelve (12) months. Such property damage insurance, at Landlord’s election but without any requirement on Landlord’s behalf to do so, (i) may be written in so-called Special Form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to include (or separate policies may be carried to cover) loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood if required by a Lender; (iv) may provide coverage for loss of rents for a period of up to twelve (12) months; and/or (v) may contain “deductibles” per occurrence in an amount reasonably acceptable to Landlord. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.
B. Landlord may maintain Commercial General Liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least $2,000,000. Landlord may carry such greater coverage as Landlord or Landlord’s lender, insurance broker or advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.
C. Notwithstanding anything to the contrary in Article 9.2(A)(iii) above, provided that Tenant commences that portion of Tenant’s Repairs consisting of seismic retrofitting (the “Seismic Retrofit Work”) on or before April 15, 2009 (as such date may be postponed on account of inclement weather which make the performance such work impractical) and completes the Seismic Retrofit Work within twelve (12) weeks thereafter (as such time period may be extended on account of inclement weather which makes the performance of such work impractical), any insurance which provides coverage for damage caused by an earthquake and which is required by a Lender to be maintained prior to the completion of the portion of the Seismic Retrofit Work, shall be paid for by Landlord. Thereafter, if insurance which provides coverage for damage caused by an earthquake is required by a Lender to be maintained, Landlord shall provide Tenant with written notice of such requirement and a period of five (5) business days within which to provide to Landlord a policy quote for such coverage from an insurer meeting the requirements of the Lender. Provided the coverage and the insurer proposed by Tenant meet the requirements of the Lender and the insurer agrees to provide such coverage on such terms, and the cost of such policy is less than the cost of a policy for such coverage that Landlord otherwise would obtain, Landlord agrees to procure any such insurance from the carrier proposed by Tenant.
D. Landlord may maintain any other insurance which in the reasonable opinion of Landlord, its lender or legal counsel, is prudent to carry under the given circumstances.

9.3 MUTUAL WAIVER OF SUBROGATION: Landlord hereby releases Tenant and its respective principals, officers, agents, employees and servants, and Tenant hereby releases Landlord and its respective principals, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which would be covered by insurance required to be carried by the party sustaining such loss under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.
9.4 PAYMENT OF INSURANCE COSTS BY TENANT: Tenant shall pay for all insurance required under this Article 9, and all deductibles in connection with any claim. Premiums for policy periods commencing prior to or extending beyond the Lease Term shall be prorated to correspond to the Lease Term. Payment shall be made to Landlord within ten (10) days following receipt of an invoice.
ARTICLE 10
DAMAGE TO LEASED PREMISES
10.1 TENANT’S DUTY TO RESTORE: No loss or damage by fire or other cause required to be insured against under this Lease, resulting in either partial or total destruction of any Building or improvement on the Property, shall, except as otherwise provided herein, operate to terminate this Lease, or to relieve or discharge Tenant from the payment of rents or amounts payable as rent as they become due and payable, or from the performance and observance of any of the agreements, covenants and conditions herein contained on the part of Tenant to be performed and observed. Tenant hereby waives the provisions of Subsection 2 of Section 1932 and Subsection 4 of Section 1933 of the California Civil Code, as amended from time to time. If any Buildings or improvements located on the Leased Premises or the Property, or any fixtures, equipment or machinery used or intended to be used in connection with the Leased Premises, at any time during the Lease Term shall be damaged or destroyed by fire or other cause and Tenant does not terminate this Lease pursuant to Article 10.2 below, then Tenant, with all reasonable diligence, shall repair, reconstruct or replace such Buildings or improvements and such fixtures, equipment and machinery to a condition substantially similar to their condition immediately prior to such destruction. All such repair, reconstruction or replacements shall be at the sole cost and expense of Tenant and, upon completion thereof, shall be free and clear of all liens and encumbrances of any nature whatsoever, including mechanics’ liens. Subject to the requirements of its lenders, Landlord shall make the proceeds of the insurance required under Article 9.2(A) available to Tenant for the purposes described in the preceding sentence.
10.2 TENANT’S RIGHT TO TERMINATE: If (i) the Buildings now or hereafter located on the Leased Premises or the Property are totally or substantially destroyed by a cause not required to be insured against under this Lease, or (ii) the then existing Laws do not permit the repair, reconstruction or replacement of such Buildings, or (iii) the Buildings are totally or substantially destroyed during the last two (2) years of the Lease Term (irrespective of whether the cause of such destruction was required to be insured against hereunder), and provided that any such destruction referred to in the foregoing clauses (i) through (iii) has not been caused by Tenant’s gross negligence or willful misconduct, then, in any of such events, Tenant, may, at its option, either (a) repair, reconstruct or replace the Buildings, or (b) elect to terminate this Lease, by delivering to Landlord notice thereof within ninety (90) days after such total or substantial destruction. If Tenant elects to terminate this Lease, then this Lease shall terminate effective as of the date of such total or substantial destruction; provided, however, that upon Landlord’s written request made upon Tenant within ninety (90) days after Landlord’s receipt of Tenant’s notice of election to terminate, Tenant shall promptly remove such destroyed or damaged Buildings from the Property and immediately thereafter redeliver the Leased Premises to Landlord in a neat and clean condition. Subject to the requirements of its lenders, Landlord shall make the proceeds of the insurance required under Article 9.2(A) available to Tenant for the purposes described in the preceding sentence.
10.3 TENANT’S WAIVER: Landlord and Tenant agree that the provisions of Article 10.2 above, captioned “Tenant’s Right to Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of said Civil Code Sections and the provisions of any successor Code Sections or similar laws hereinafter enacted.

ARTICLE 11
CONDEMNATION
11.1 TENANT’S RIGHT TO TERMINATE: Except as otherwise provided in Article 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) the entire Leased Premises is taken, or (ii) if less than the entire Leased Premises shall be taken, but Landlord reasonably determines that the Buildings cannot at a reasonable expense be repaired, restored, or replaced to an economically profitable unit, this Lease may at the option of Tenant be terminated on the date of such taking. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (a) ten (10) days after the date that possession of that portion of the Leased Premises is condemned is taken by the condemnor, or (b) the date Tenant vacated the Leased Premises.
11.2 RESTORATION: If any part of the Leased Premises, the Buildings or the Outside Areas is taken and this Lease is not terminated, then Tenant shall repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations.
11.3 TEMPORARY TAKING: No temporary taking of the Property or Leased Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Leased Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of a material portion of the Leased Premises for a period of not to exceed one hundred twenty (120) days.
11.4 DIVISION OF CONDEMNATION AWARD: Any award made for any taking of the Property, the Buildings, the Outside Areas or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belong to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, (iii) for loss of Tenant’s goodwill, or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.
11.5 TAKING DEFINED: The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.
ARTICLE 12
DEFAULT AND REMEDIES
12.1 EVENTS OF TENANT’S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occur:
A. Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; or
B. Tenant shall have failed to renew any letter of credit Security Deposit within thirty (30) days before the expiration thereof; or
C. Tenant shall have failed to perform any term, covenant or condition of this Lease, except those requiring the payment of Base Monthly Rent or Additional Rent, within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same;

D. Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of Law; or
E. Tenant shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant or any property or asset essential to the conduct of Tenant’s business, and Tenant shall have failed to obtain a return or release of the same within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or
F. Tenant shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or
G. Tenant shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or confirmation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief Law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Article if such decree or order is rescinded or reversed within thirty (30) days after its original entry; or
H. Tenant shall have abandoned the Leased Premises without the payment of rent and without providing reasonable security for the Buildings; or
I. Tenant shall have availed itself of the protection of any debtor’s relief Law, moratorium law or other similar Law which does not require the prior entry of a decree or order.
Tenant agrees that any notice given by Landlord pursuant to Article 12.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.
12.2 LANDLORD’S REMEDIES: In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2 or otherwise, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:
A. Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.
B. Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Article shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate the Lease, constitute a termination of the Lease:
(1) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;
(2) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(3) Any other action by Landlord or Landlord’s agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises or any action taken to relet the Leased Premises, or any portion thereof, for the account of Tenant and in the name of Tenant.
C. In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease as provided in California Civil Code Section 1951.4, as in effect on the Effective Date of this Lease.
D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Lease Interest Rate shall be used where permitted. Such damages shall include, without limitation:
(1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent (1%); and
(2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises; (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises which costs would have been billed to Tenant as Additional Rent had Tenant not defaulted and which include but are not limited to taxes, insurance premiums, utility charges, landscape maintenance costs, costs of maintaining electrical, plumbing and HVAC equipment and costs for providing security; (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) attorneys’ fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and re-leasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default.
12.3 LANDLORD’S DEFAULT AND TENANT’S REMEDIES: Landlord shall not be deemed to be in default in the performance of any obligation under this Lease, and Tenant shall have no rights to take any action against Landlord, unless and until Landlord has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. In the event of Landlord’s default as set forth above, then, and only then, Tenant shall have the following remedies only:
A. Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).
B. Tenant, at its option, may then cure any default of Landlord at Landlord’s cost. If, pursuant to this Article, Tenant reasonably pays any sum to any third-party or does any act that requires the payment of any sum to any third-party at any time by reason of Landlord’s default, the sum paid by, Tenant shall be immediately due from Landlord to Tenant at the time Tenant supplies Landlord with an invoice therefor (provided such invoice sets forth and is accompanied by a written statement of Tenant setting forth in reasonable detail the amount paid, the party to whom it was paid, the date it was paid, and the reasons giving rise to such payment), together with interest at the

Lease Interest Rate from the date of such invoice until Tenant is reimbursed by Landlord. Tenant may not offset such sums against any installment of rent due Landlord under the terms of this Lease.
12.4 LIMITATION ON TENANT’S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to Landlord’s then equity interest, if any, in the Property for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals (other than to the extent of their interest in the Property). Tenant shall look exclusively to such equity interest of Landlord, if any, in the Property for payment and discharge of any obligations imposed upon Landlord hereunder, and Landlord is hereby released and relieved of any other obligations hereunder. Additionally, if Landlord is a partnership, then Tenant covenants and agrees:
A. No partner of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);
B. No service of process shall be made against any partner of Landlord except for the sole purpose of securing jurisdiction over the partnership; and
C. No writ of execution shall be levied against the assets of any partner of Landlord other than to the extent of his interest in Property.
Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner of Landlord and shall be applicable to any actual or alleged misrepresentation or non-disclosure made respecting this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.
12.5 TENANT’S WAIVER: Landlord and Tenant agree that the provisions of Article 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(l), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(l), 1941 and 1942 and/or any similar or successor Law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the Laws of the State of California, or under any other present or future Law, in the event Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any default by Tenant.
ARTICLE 13
GENERAL PROVISIONS
13.1 TAXES ON TENANT’S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Outside Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources. Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Buildings or the Property, or if the assessed value of the Buildings or the Property is increased by the inclusion therein of a value placed upon same, then Landlord, after giving written notice to Tenant, shall have the right, regardless of the validity thereof, to pay such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant’s behalf. Tenant shall, within ten (10) days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in said invoice. Failure by Tenant to pay the amount so invoiced within said ten day period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right, and the Landlord’s full cooperation if Tenant is not then in default under the terms of this Lease, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid.
13.2 HOLDING OVER: This Lease shall terminate without further notice on the expiration of the Lease Term or earlier termination of this Lease. Any holding over by Tenant after expiration of the Lease Term or earlier termination of this Lease shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Article. Any such holding over shall be deemed an unlawful detainer of the Leased Premises unless Landlord has consented in writing to same. Any such holding over to which Landlord has consented to in writing shall be construed to be a tenancy from month-to-month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. The provisions of this Article shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at Law.
13.3 SUBORDINATION TO MORTGAGES: This Lease is subject to and subordinate to all underlying ground leases, mortgages and deeds of trust which affect the Buildings or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord and such lessor or lender deem necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying the Buildings or the Property and/or encumbering the Buildings or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant’s rights under this Lease and agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease.
13.4 TENANT’S ATTORNMENT UPON FORECLOSURE: Tenant shall, upon request, attorn (i) to any purchaser of the Buildings or the Property at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Buildings or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Buildings or the Property, or (iii) to the lessor under any underlying ground lease of the land underlying the Buildings or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.
13.5 MORTGAGEE PROTECTION: In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.
13.6 ESTOPPEL CERTIFICATES: Tenant and Landlord shall, within twenty (20) days after the request of the other party, promptly execute and deliver to the requesting party an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to such party’s knowledge, any uncured defaults under this Lease, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by the requesting party. Tenant’s failure to execute and deliver such estoppel certificate within such twenty (20) day period shall be a default by Tenant under this Lease, and

Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other default by Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Article may be relied upon by any lender or purchaser or prospective lender or purchaser of the Buildings, the Property, or any interest herein.
13.7 TENANT’S FINANCIAL INFORMATION: If at any time after Tenant’s financial statements shall no longer be publicly available, Tenant shall, within ten (10) business days after Landlord’s request therefor deliver to Landlord a copy of a financial statement for the most recently concluded fiscal year (or if the request is made sooner than one hundred twenty (120) days from a fiscal year end, then the financial statement for the preceding fiscal year) including an income statement and a balance sheet and any such other information reasonably requested by Landlord regarding Tenant’s financial condition. Tenant acknowledges that Landlord is relying upon the financial information provided to Landlord by Tenant prior to entering into this Lease and the information to be provided to Landlord by Tenant during the Lease Term. Landlord shall be entitled to disclose such financial statements or other information to its lender, to any present or prospective principal of or investor in Landlord, or to any prospective lender or purchaser of the Buildings, the Property or any portion thereof or interest therein. Any such financial statement or other information which is not publicly available shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this Article, unless the same becomes a part of the public domain without the fault of Landlord.
13.8 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in the Buildings, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Buildings or the Property.
13.9 NOTICES: Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by (i) delivery by Federal Express, United Parcel Service or similar commercial carrier, (ii) electronic fax transmission, or (iii) depositing such notice in the United States mail, postage prepaid, addressed to the other party as follows:
A. If addressed to Landlord, to Landlord at its Address for Notices (as set forth in Article 1).
B. If addressed to Tenant, to Tenant at its Address for Notices (as set forth in Article 1). Any notice given by registered mail shall be deemed to have been given on the third business day after its deposit in the United States mail.
Any notice given by registered mail shall be deemed given on the date receipt was acknowledged to the postal authorities. Any notice given by mail other than registered or certified mail shall be deemed given only if received by the other party, and then on the date of receipt. Any notice delivered by commercial carrier or by fax shall be deemed given on the date of confirmation of delivery by the carrier or by electronic confirmation. Each party may, by written notice to the other in the manner aforesaid, change the address to which notices addressed to it shall thereafter be mailed.
13.10 ATTORNEYS’ FEES: In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees of up to two laws firms, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party (collectively, “Costs”). In the event that Landlord shall be required to retain counsel to enforce any provision of this Lease, and if Tenant shall thereafter cure (or desire to cure) such default, Landlord shall be conclusively deemed the prevailing party and Tenant shall pay to Landlord all Costs incurred by Landlord promptly upon demand. Landlord may enforce this provision by either (i) requiring Tenant to pay such fees and costs as a condition to curing its default, or (ii) bringing a separate action to enforce such payment, it being agreed by and between Landlord and Tenant that Tenant’s failure to pay such fees and costs upon demand shall constitute a breach of this Lease in the same manner as a failure by Tenant to pay the Base Monthly Rent, giving Landlord the same rights and remedies as if Tenant failed to pay the Base Monthly Rent.
13.11 DEFINITIONS: Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning whenever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:
A. REAL PROPERTY TAXES: The term “Real Property Tax” or “Real Property Taxes” shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power or tax or levy assessments, which are levied or assessed for whatever reason against the Project or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Project and located thereon, or Landlord’s business of owning, leasing or managing the Project or the gross receipts, income or rentals from the Project; (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Project, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or surface water disposal) at the Project, the number of persons employed by tenants of the Project, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Project, or the type of use or uses conducted within the Project; and (iii) all costs and fees (including attorneys’ fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax, but only to the extent of a Real Property Tax reduction. If, at any time during the Lease Term, the taxation or assessment of the Project prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (a) on the value, size, use or occupancy of the Project or Landlord’s interest therein, or (b) on or measured by the gross receipts, income or rentals from the Project, or on Landlord’s business of owning, leasing or managing the Project or (c) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes.” Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources. Notwithstanding the foregoing or anything to the contrary in this Lease, Tenant shall be entitled to the benefit of all existing and future reductions and/or abatements of Real Property Taxes, to the extent such reductions and/or abatements are granted by the applicable taxing authorities and are applicable to periods during the Lease Term.
B. LANDLORD’S INSURANCE COSTS: The term “Landlord’s Insurance Costs” shall mean the costs to Landlord to carry and maintain the policies of insurance required, or permitted, to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss.
C. PROPERTY OPERATING EXPENSES: The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Costs. The term “Property Costs” shall mean and include all expenses of operation, repair and maintenance of the Buildings and the Property in accordance with the terms of this Lease, including, without limitation, (i) the costs associated with the maintenance of an HVAC service agreement (if Tenant fails to procure and maintain the same), (ii) the cost of any environmental, insurance, tax or other consultant utilized by Landlord in connection with the Buildings and/or Property,

(iii) reasonably allocated wages and salaries, fringe benefits and payroll taxes for Landlord’s administrative and other personnel directly applicable to the Buildings or the Property, including both Landlord’s personnel and outside personnel, and (iv) an overhead/management fee for the professional operation of the Buildings or the Property in an amount equal to two percent (2%) of the sum of the annual Base Monthly Rent plus the Property Operating Expenses (payable monthly). Under no circumstances, however, shall Property Operating Expenses include any of the following: (a) depreciation on the Building or any improvements on the Property, (b) federal, state, or local income, franchise, gift, transfer, excise, capital stock, estate, succession or inheritance taxes (except to the extent any Real Property Tax is recharacterized as one of the foregoing, up to the amount of the resulting reductions in the real property tax from the prior year), (c) interest on debt or amortization payments on mortgages or deeds of trust secured by the Property, (d) costs incurred because Landlord violated any Law; provided such violation is not caused by Tenant’s failure to comply with the terms of this Lease; (e) costs or expenses of a partnership, or other entity, which constitutes Landlord, which costs or expenses are not directly related to the Leased Premises (such as entity-level accounting fees, tax returns, and income taxes of such entity), (f) expenses incurred by Landlord that are not directly related to and expended for the Leased Premises or its operations; (g) costs of any political, charitable, civic or other contribution or donation; (h) any interest or penalty incurred due to the late payment of any cost assessed as a result of Landlord’s failure to make payments when due in those instances where Landlord is specifically responsible for the payment in question; provided such late payment is not caused by Tenant’s failure to make when due any payment required pursuant to this Lease; (i) any fee or expenditure paid to a related party by Landlord in excess of the amount which would be paid in an arm’s length transaction for materials or services of comparable quality (but only to the extent of such excess); (j) any personal property taxes of the Landlord for equipment or items not used directly in the operation or maintenance of the Leased Premises; (k) any costs or expenses for sculpture, paintings or other works of art purchased for the Leased Premises by Landlord, including costs incurred with respect to the purchase, ownership, leasing, repair and/or maintenance of such works of art; (l) costs for which Landlord is actually compensated by insurance proceeds related to Property Operating Expense items, exclusive of deductibles and costs of collection; and (m) costs incurred by Landlord in connection with obtaining financing.
D. LAW: The term “Law” or “Laws” shall mean any judicial decision and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Buildings or the Property, or any of them in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).
E. LENDER: The term “lender” shall mean the holder of any note or other evidence of indebtedness secured by the Property or any portion thereof.
F. PRIVATE RESTRICTIONS: The term “Private Restrictions” shall mean the Parking Agreement, all recorded covenants, conditions and restrictions, private agreements, easements, and any other recorded instruments affecting the use of the Property, as they may exist from time to time.
G. RENT: The term “rent” shall mean collectively Base Monthly Rent and all Additional Rent.
13.12 GENERAL WAIVERS: One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof or any breach of any provision hereof shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.13 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “must”, “shall”, “will”, and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing said act. Landlord shall not become or be deemed a partner or a joint venture with Tenant by reason of any of the provisions of this Lease.
13.14 RIGHT OF FIRST OFFER.
A. Prior to offering to sell the Property during the Term to a third party, Landlord shall first deliver to Tenant a written notice of the purchase price and, if the purchase price is other than all cash, the terms of any seller financing, pursuant to which Landlord intends to negotiate the sale of the Property to a third party (the “ROFO Notice”). In addition, if Landlord receives an unsolicited offer to purchase the Property and Landlord wishes to negotiate or accept such unsolicited offer, Landlord shall first deliver to Tenant a written notice of the purchase price and, if the purchase price offered is other than all cash, the terms of any seller financing set forth in such unsolicited offer (the “Unsolicited Offer ROFO Notice”). For a period of twenty (20) days from receipt of the ROFO Notice, or ten (10) days from receipt of the Unsolicited Offer ROFO Notice, Tenant shall have the right to negotiate the purchase of the Property for the price and, if applicable, the terms of any seller financing specified in the ROFO Notice, or in the Unsolicited Offer ROFO Notice, as appropriate (the “ROFO”).
B. With respect to a ROFO Notice, in the event Landlord and Tenant are unable to reach agreement on the purchase price and, if applicable, the terms of any seller financing for the Property within the foregoing twenty (20) day period, then Tenant shall be deemed to have rejected the ROFO and Landlord shall be free to sell the Property to any third party at any time, subject to the following:
1. If Landlord fails, for any reason, to fully execute a purchase and sale agreement for the sale of the Property within one hundred eighty (180) days after Tenant rejects (or is deemed to have rejected) the ROFO, then Landlord shall be obligated, prior to selling the Property, to again offer the Property to Tenant for sale pursuant to a ROFO Notice or an Unsolicited Offer ROFO Notice, as applicable, in which event the preceding terms of this Article 13.14 shall again apply.
2. If by the end of the twenty (20) day period after receipt of the ROFO Notice, Tenant has specified in writing a price and, if applicable, the terms of any seller financing upon which it agrees, but for Landlord’s lack of concurrence, to purchase the Property (the “Tenant Offered Price and Terms”) and before the end of one hundred eighty (180) days after Tenant rejects or is deemed to have rejected the ROFO, Landlord proposes to sell the Property at a price which is less (and, if applicable, with seller financing more favorable to the buyer) than the Tenant Offered Price and Terms, then Landlord shall be obligated to deliver a written notice to Tenant specifying such price and, if applicable, the terms of the seller financing (the “Second Bite ROFO Notice”) and Tenant shall have the right, until the date which is three (3) business days after receipt of the Second Bite ROFO Notice, to deliver written notice to Landlord exercising the ROFO (and in the event Tenant fails to provide an unqualified written notice of acceptance and exercise of the ROFO to Landlord within the foregoing three (3) business day period following receipt of the Second Bite ROFO Notice, then Tenant shall be deemed to have rejected the ROFO).

C. With respect to an Unsolicited Offer ROFO Notice, in the event Landlord and Tenant are unable to reach agreement on the purchase price (and, if applicable, the terms of any seller financing) for the Property within the foregoing ten (10) day period, then Tenant shall be deemed to have rejected the ROFO and Landlord shall be free to sell the Property to any third party at any time; provided, however, that if Landlord fails, for any reason, to fully execute a purchase and sale agreement for the sale of the Property within one hundred eighty (180) days after Tenant rejects (or is deemed to have rejected) the ROFO, then Landlord shall be obligated, prior to selling the Property, to again offer the Property to Tenant for sale pursuant to a ROFO Notice or an Unsolicited Offer ROFO Notice, as applicable, in which event the preceding terms of this Article 13.14 shall again apply.
D. Upon exercise of the ROFO, Tenant’s obligations to purchase the Property in accordance with the terms and conditions set forth in this Article 13.14 shall be irrevocable, and any breach by Tenant of its obligation to purchase the Property thereunder shall cause its rights under this Article 13.14 shall immediately terminate and be of no further force or effect. Any purchase of the Property by Tenant under the ROFO shall be upon the terms and conditions set forth in the American Industrial Real Estate Association Standard Offer, Agreement and Escrow Instructions for the Purchase of Real Property attached hereto as Exhibit “F”, except that in light of Tenant’s possession and occupancy of the Property, and notwithstanding any contrary terms in the ROFO Notice, there shall be no due diligence period provided to Tenant under the terms of its purchase of the Property, any representations and warranties thereunder by Landlord (as seller), other than as to the valid organization of Landlord and the due authorization by Landlord of the sale transaction thereunder, shall be deemed null and void, and the closing thereunder shall occur, on an all-cash basis (unless seller financing exists), not more than sixty (60) days following Tenant’s exercise of the ROFO. The period during which the ROFO shall apply (the “ROFO Period”) shall commence on the date of this Lease, and shall expire upon the earlier of (i) the closing of the sale of the Property following Tenant’s rejection of the ROFO as provided in Articles 13.14(B) and 13.14(C), or (ii) the expiration or earlier termination of this Lease.
E. In the event that Landlord desires to transfer and convey all or any portion of its interest in the Property (i) to an affiliate of Landlord, (ii) to any entity controlled by, controlling or under common control with Landlord, (iii) to any joint venture or co-investment program (whether in the form of a limited liability company, a limited partnership or otherwise), in which any of Landlord or its affiliates has an interest, or (iv) as part of a Portfolio Transaction (as hereinafter defined), such a transfer shall not trigger Tenant’s ROFO. A “Portfolio Transaction” shall mean a contemplated sale to a third party of the Property, together with one or more additional properties that are owned by Landlord or one of its affiliates or by a joint venture or co-investment program in which Landlord or one of its affiliates has an interest. Landlord may not rely on a transaction under this Article 13.14 to avoid, as a substantial purpose, the Tenant’s ROFO.
F. If Landlord finances and encumbers its interest in the Property (as evidenced by a mortgage or comparable encumbrance), and such secured party exercises any or all of its rights and remedies against either or both of Landlord and the Property, and as a result thereof, the Property is transferred to that lender, an affiliate of that lender, or a third party, whether at a foreclosure sale, or through a deed in lieu of foreclosure, or some comparable procedure or proceeding (a “Default Transfer”), then such Default Transfer shall not trigger Tenant’s ROFO (and, therefore, neither Landlord nor its lender shall be obligated to deliver a ROFO Notice); provided that any resulting successor shall continue to be bound by the terms of Tenant’s ROFO, it being intended to be a continuing right.
13.15 LEASEHOLD MORTGAGE
A. Landlord shall not be required to subject its fee estate and interest in the Premises to the lien of any leasehold financing or mortgage sought or obtained by Tenant.
B. Tenant, and to the extent this Lease is assigned to same, an Affiliate or Successor (each as defined in Article 7.10 above) are hereby given the right (exercisable at any time and from time to time) by Landlord, in addition to any other rights herein granted, without Landlord’s prior written consent, approval or authorization, to hypothecate, pledge, encumber or mortgage its interest in this Lease and the leasehold estate in the Leased Premises created hereby under one or more leasehold mortgage(s) from a third-party lender or lenders unrelated to Borrower or its owners, and experienced in financial transactions comparable to that represented by the agreements and instruments of which the Leasehold Mortgage in place as of the Commencement Date is a part (“Leasehold

Mortgage”) and to assign such interest in this Lease and the leasehold estate in the Premises created hereby as collateral security for such Leasehold Mortgage(s), upon the condition that all rights acquired under such Leasehold Mortgage(s) shall, except as expressly provided in this Article 13.15, be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of Landlord herein. None of such covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given to mortgage such interest in this Lease, except as expressly provided in this Article 13.15. The holder of any Leasehold Mortgage, and its successors and/or assigns in such capacity, encumbering the leasehold estate created by this Lease, shall be referred to herein as the “Leasehold Mortgagee” and shall be entitled to the rights and benefits as provided herein. A subtenant may not hypothecate, pledge, encumber or mortgage its interest in this Lease without the prior written consent of Landlord, which may be withheld in Landlord’s sole and absolute discretion. Notwithstanding anything to the contrary herein, no Leasehold Mortgage or subleasehold mortgage shall affect Landlord’s fee title to the Leased Premises in any way.
C. Provided that Leasehold Mortgagee shall have notified Landlord in writing of its status as a Leasehold Mortgagee and its name and address for notices, and provided to Landlord a copy and the pertinent recording information of such Leasehold Mortgagee, Landlord thereafter shall give to such Leasehold Mortgagee a copy of each notice of default and each notice of termination of the Lease at the same time as the same shall be delivered by Landlord to Tenant, such copy to be addressed to Leasehold Mortgagee at the address last furnished to Landlord as hereinabove provided. No such communication shall be binding upon or affect said Leasehold Mortgagee unless a copy of said communication shall be given to said Leasehold Mortgagee pursuant to this Section 13.15(C). In furtherance of the foregoing, Landlord shall not serve a notice of cancellation or termination upon Tenant unless a copy of any prior notice of default shall have been delivered to Leasehold Mortgagee as hereinabove provided and the time as hereinafter specified for the curing of such default shall have expired without the same having been cured. Landlord shall notify Leasehold Mortgagee in writing of the failure of Tenant to cure a default within any applicable grace period and of the curing of any default by Tenant. Leasehold Mortgagee shall have the right, but not the obligation, to perform any term, covenant, condition or agreement of Tenant, and to remedy any default hereunder and, upon acquiring Tenant’s interest in this Lease, to exercise any rights of Tenant under the Lease (specifically including, without limitation, the Extension Options as described in Section 2.7). Landlord shall accept such performance by said Leasehold Mortgagee with the same force and effect as if performed, exercised and/or remedied by Tenant.
D. In furtherance of the provisions of Section 13.15(C) hereof, in the case of a default by Tenant in the performance of any term, covenant, condition or agreement on Tenant’s part to be performed under this Lease, Landlord will accept performance by Leasehold Mortgagee within the following periods of any obligation to be performed by Tenant hereunder, with the same force and effect as though timely performed by Tenant:
(i) as to any default in the payment of Rent and other sums payable hereunder, within ten (10) days after notice from Landlord thereof;
(ii) as to all other defaults, within thirty (30) days more time than is given Tenant to remedy or cause to be remedied the defaults complained of, or, if within such period such default cannot be cured, to commence to so cure within such period and diligently and continuously proceed therewith to completion; and
(iii) as to any default with respect to which Leasehold Mortgagee is without the legal power to cure by payment or performance, at any time so long as Leasehold Mortgagee shall diligently proceed to obtain possession of the Leased Premises as mortgagee (including possession by receiver), and upon obtaining such possession, Leasehold Mortgagee shall diligently proceed to cure such default; and
(iv) as to any default which is not susceptible to cure by Leasehold Mortgagee, at any time so long as Leasehold Mortgagee shall diligently institute foreclosure proceedings and diligently prosecute the same to completion (unless in the meantime Leasehold Mortgagee shall acquire Tenant’s estate hereunder, either in its own name or through a nominee, by assignment in lieu of foreclosure).
E. Landlord shall not exercise its right to terminate this Lease during the time that Leasehold Mortgagee shall require to complete its remedies under its Leasehold Mortgage; provided, however:

(i) that Leasehold Mortgagee proceeds, promptly and with due diligence, to exercise the remedies under its Leasehold Mortgage and thereafter prosecutes and completes the same with all due diligence; and
(ii) that Leasehold Mortgagee shall pay to Landlord the Rent and all other charges required to be paid by Tenant hereunder which have accrued and those which shall become due and payable during said period.
(iii) Upon the completion of any foreclosure proceedings or acquisition of Tenant’s interest in this Lease by Leasehold Mortgagee, any default not susceptible of being cured by Leasehold Mortgagee shall be deemed waived by Landlord as to Leasehold Mortgagee, any purchaser at a foreclosure sale, and their respective successors and assigns.
F. No notice of termination to Tenant shall be effective with respect to termination of this Lease unless Leasehold Mortgagee shall also have been so notified. Leasehold Mortgagee shall then have the right to notify Landlord in writing, within ten (10) days after receipt by Leasehold Mortgagee of such notice of cancellation and termination, that (a) Leasehold Mortgagee, or a reasonably qualified operator of a radio programming and distribution business comparable to that operated by Tenant designated by Leasehold Mortgagee, or otherwise a nominee approved by Landlord for a use approved Landlord, such approval not to be unreasonably withheld (each hereinafter called an “approved nominee”), elects to lease the Premises from the date of termination of this Lease for the remainder of the term of this Lease, at the Rent and other charges herein reserved and upon the same terms, covenants and conditions as are herein set forth, with the same relative priority in time and in right as this Lease (to the extent possible) and having the benefit of and vesting in Leasehold Mortgagee, or the approved nominee, of all the rights, title, interest, powers and privileges of the Tenant hereunder (the “New Lease”), and (b) Leasehold Mortgagee or the approved nominee further obligates itself to (and in fact does) cure all defaults pursuant to, and within the time frames described in, Section 13.15(D). Each subtenant of all or any portion of the Leased Premises, if any, whose sublease was in force and effect immediately prior to the delivery of said New Lease shall attorn to the lessee under the New Lease, unless said lessee shall, at its option, elect to dispossess said subtenant or otherwise terminate the sublease held by said subtenant. Each subtenant who hereafter subleases all or any portion of the Leased Premises shall be deemed to have agreed to the provisions of this Section 13.15(G). The foregoing shall not be deemed to obligate Landlord to keep any sublease in force and effect after the termination of this Lease, nor shall Landlord have any obligation to terminate any sublease simultaneously with the termination of this Lease. Upon consummation of the New Lease, Landlord shall pay or credit to Leasehold Mortgagee or the approved nominee, as applicable, any rentals, less costs and expenses of collection, received by Landlord between the date of termination of this Lease and the date of execution of said New Lease, from subtenants or other occupants of the Leased Premises, if any, which shall not theretofore have been applied by Landlord towards the payment of rent or any other sum of money payable by Tenant hereunder or towards the cost of operating the Leased Premises and all buildings and improvements thereon or performing the obligations of Tenant hereunder.
G. After such termination of this Lease and upon compliance with the provisions of Article 13.15(G) by Leasehold Mortgagee, or the approved nominee, within such time, Landlord shall thereupon execute and deliver such New Lease to Leasehold Mortgagee or the approved nominee, having the same relative priority in time and right as this Lease (to the extent possible) and having the benefit of all of the right, title, interest, powers and privileges of Tenant hereunder in and to the Premises.
H. Anything herein contained to the contrary notwithstanding, Landlord and Tenant mutually agree that so long as there exists an unpaid Leasehold Mortgage on the leasehold estate of Tenant, this Lease or any renewal thereof shall not be modified, amended or altered and Landlord shall not accept a surrender of the Premises or a cancellation of this Lease (provided Leasehold Mortgagee remedies any default and keeps this Lease current, all as provided above) prior to the expiration or sooner termination thereof, without the prior written consent of Leasehold Mortgagee.
I. So long as any debt secured by a Leasehold Mortgage upon the leasehold created by this Lease shall remain unpaid, unless Leasehold Mortgagee shall otherwise consent in writing, the fee title to the Premises and the leasehold estate in the Premises shall not merge but shall always be kept separate estates, notwithstanding what otherwise would be the merger of such estates either in Landlord or in Tenant or in a third party by purchase or otherwise.

J. In connection with any Leasehold Mortgage, if requested by the Leasehold Mortgagee, Landlord and Tenant agree to execute and deliver a memorandum of lease in the form attached hereto as Exhibit G (the “Memorandum of Lease”) for recordation in the Official Records of Los Angeles County. Upon the expiration or earlier termination of the Lease Term, and promptly following Landlord’s request, Tenant agrees to execute and deliver, in recordable form reasonably acceptable to Landlord, a termination of the Memorandum of Lease (the “Memorandum Termination”). Tenant hereby appoints Landlord as its attorney-in-fact for the purpose of executing and recording the Memorandum Termination following the expiration or earlier termination of the Lease Term, should Tenant not execute and deliver the Memorandum Termination to Landlord.
K. Notwithstanding the provisions of Section 13.3 to the contrary, Landlord shall not grant any ground leases, mortgages and/or deeds of trust after the date hereof unless and until such ground lessee, mortgagee or beneficiary, as applicable, shall recognize the rights and protections afforded Leasehold Mortgagee pursuant to this Article 13.15, including, without limitation, Leasehold Mortgagee’s right to receive notice and opportunity to cure any default under this Lease as required by this Article 13.15 prior to the commencement of any action to terminate this Lease. Leasehold Mortgagee agrees to evidence its consent to any subordination, non-disturbance and attornment (or similar) agreement required by a ground lessee, mortgagee or beneficiary, as applicable, provided such agreement shall not modify Leasehold Mortgagee’s rights and protections afforded by this Lease.
L. All notices, copies of notices and other communications between Landlord and Leasehold Mortgagee shall be given in the same manner and subject to the same terms and conditions as set forth in Section 13.9 hereof.
M. If Tenant shall reject or disaffirm this Lease pursuant to any bankruptcy law, Landlord shall give to Leasehold Mortgagee notice of such rejection or disaffirmance, together with a statement of all Rent then due and payable by Tenant under this Lease (without giving effect to any acceleration of the due date of any such payment of Rent), and of all other defaults under this Lease. Leasehold Mortgagee shall have the right (but not the obligation), to give to Landlord within thirty (30) days after receipt by Leasehold Mortgagee of such notice from Landlord, a notice that Leasehold Mortgagee elects to assume this Lease and cures all then-existing outstanding balance of Rent concurrently with such assumption of all non-monetary defaults (except for defaults of the type specified in Section 365(b)(2) of the Bankruptcy Code or which are impossible for Leasehold Mortgagee to cure) with reasonable diligence (the “Assumption Election”); provided however, that Leasehold Mortgagee’s failure to make the Assumption Election within said thirty (30) day period shall constitute Leasehold Mortgagee’s election not to assume this Lease. In the event of an Assumption Election, (i) Tenant’s rejection or disaffirmance of this Lease shall not constitute a termination of this Lease, (ii) Tenant and Leasehold Mortgagee’s interest in the Lease shall remain in effect (except to the extent Tenant’s interest therein shall have terminated or been transferred in connection with any enforcement of any Leasehold Mortgage) and shall not be terminated or subjected to any divestiture or defeasance as a result of such rejection or disaffirmance, (iii) Leasehold Mortgagee may assume the obligations of Tenant without any instrument of assignment or transfer from Tenant, (iv) Leasehold Mortgagee’s rights under this Lease shall be free and clear of all rights, claims and encumbrances of or in respect of Tenant, (v) Leasehold Mortgagee shall consummate the assumption of this Lease and the payment of the amounts payable by it to Landlord as provided above at a closing to be held at the office of Landlord on the tenth (10th) business day after Leasehold Mortgagee shall have given to Landlord the notice hereinabove provided for (or such other location as may be mutually acceptable to Leasehold Mortgagee and Landlord), and (vi) upon an assignment of this Lease (following an Assumption Election) by Leasehold Mortgagee to an approved nominee, Leasehold Mortgagee shall be relieved of all obligations and liabilities arising from and after the date of such assignment.
N. If Landlord (whether as debtor in possession or otherwise) or any trustee of Landlord shall reject or disaffirm this Lease pursuant to any bankruptcy law, (i) Landlord, without further act or deed, shall be deemed to have elected to remain in possession of the Leased Premises for the balance of the term hereof (including any extension or renewal terms) (unless Leasehold Mortgagee shall otherwise consent in writing), and (ii) this Lease shall not be terminated, or be deemed to have terminated, unless Tenant (with the written consent of Leasehold Mortgagee) shall elect to treat this Lease as terminated under Section 365 of the Bankruptcy Code. Any exercise or attempted exercise by Tenant of any right to treat this Lease as terminated after any rejection or disaffirmance of this Lease by Landlord (whether as debtor in possession or otherwise) or any trustee of Landlord shall be void unless consented to in writing by Leasehold Mortgagee. In the absence of such election with such consent, this Lease shall not be treated as terminated under any provision of any bankruptcy law, and this Lease shall continue in full force and effect in accordance with its terms (except that Tenant shall have the rights conferred under Section 365 of the

Bankruptcy Code), and the rights of Leasehold Mortgagee shall not be affected or impaired by such rejection or disaffirmance.
O. Landlord agrees to subordinate to the lien of the Leasehold Mortgage any landlord’s lien, all rights of levy, distress or distraint and all claims and demands of every kind against any of Tenant’s personal property now or hereafter located within the Leases Premises, including, without limitation, Tenant’s present and future inventory, equipment and all tangible property now owned or hereafter acquired by Tenant (collectively, the “Goods”, which term, as used herein, shall not include any property owned by Landlord or required to support the structure of, or to heat or cool as a whole, any of the buildings located on the Property, or which would cause material damage or constitute a material adverse Alteration to the structure of the Property if removed, but which term shall expressly include, without limitation, all “Excluded Property” set forth on Exhibit B to the Bill of Sale delivered by Tenant to Landlord in connection with Landlord’s acquisition of the Leased Premises pursuant to the PSA). Without limiting the foregoing provisions of this Article 13.15(O), Leasehold Mortgagee or its receiver or any officer or other representative of Leasehold Mortgagee, may, at its option, from time to time enter the Leased Premises for the purpose of inspecting, possessing, removing, selling (by way of public or private auction, but subject to Landlord’s reasonable terms and conditions concerning same), advertising for sale or otherwise dealing with the Goods, and such license shall be irrevocable and shall continue from the date Leasehold Mortgagee enters the Leased Premises for as long as it deems necessary (but not to exceed a period of sixty (60) days after termination of the Lease); provided, however, that Leasehold Mortgagee shall pay the Rent and provide general liability insurance with limits of at least $2,000,000, naming Landlord as an additional insured thereon, for the period beginning with termination of the Lease until the conclusion of the removal of the Goods and return of the Leased Premises to Landlord as required in this Article 13.15(O). At the conclusion of such period, Leasehold Mortgagee shall remove all of the Goods not sold or otherwise removed, and leave the Leased Premises in broom clean condition and otherwise in the condition required by this Article 13.15(O). With respect to any Goods not removed from the Leased Premises within said period, all interest, if any, of Leasehold Mortgagee in such Goods shall terminate and be of no force or effect; provided, however, that nothing in the preceding sentence shall entitle Leasehold Mortgagee to abandon any Goods within the Leased Premises.
P. Notwithstanding anything to the contrary in Article 7.8, Leasehold Mortgagee shall be released from all obligations and liabilities under this Lease or any New Lease upon its assignment of its full interest therein made in conformance with the provisions of this Article 13.15.
ARTICLE 14
CORPORATE AUTHORITY,
BROKERS AND ENTIRE AGREEMENT
14.1 CORPORATE AUTHORITY: Tenant represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, that the officers signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of directors’ resolution of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, concurrently with the execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease, and if Tenant fails to do so, Landlord at its sole election may elect to (i) extend the Commencement Date by such number of days that Tenant shall have delayed in so delivering such corporate resolution to Landlord, or (ii) terminate this Lease.
14.2 BROKERAGE COMMISSIONS: Tenant covenants, warrants and represents that, other than the Broker, no broker, agent, salesperson or advisor represented Tenant in the negotiation of this Lease. Tenant, at Tenant’s sole cost, shall pay any and all fees, commissions or amounts payable to Broker in connection with this Lease and/or the occupancy of the Leased Premises by Tenant. Landlord covenants, warrants and represents that no brokers or advisors represented Landlord in the negotiation of this Lease. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

14.3 ENTIRE AGREEMENT: This Lease and the Exhibits, which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.
14.4 WAIVER OF JURY TRIAL: LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.
14.5 LANDLORD’S REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of its agents made any representation or warranties respecting the Project, the Buildings or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for the Permitted Use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises, and that Tenant relied solely upon its own investigations respecting said matters. Tenant expressly waives any and all claims for damage by reason of any state-management, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease.
[Signature Page Follows Immediately]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

“LANDLORD”:			“TENANT”:

NLC-Lindblade, LLC,			Westwood One, Inc.,
a Delaware limited liability company			a Delaware corporation

By:	/s/ Jonathan Epstein		By:	/s/ Roderick M. Sherwood, III

	Name:	Jonathan Epstein		Name:	Roderick M. Sherwood, III
	Its:	Authorized Representative		Its:	President & CFO

			By:	/s/ David Hillman

				Name:	David Hillman
				Its:	GC, CAO & Secretary
If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy, of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

D-1

EXHIBIT “A”
(Legal Description of the Property)
All that certain tract. parcel and lot of land lying and being situate in the City of Culver City, State of California, being more particularly described as follows:
PARCEL 1:
LOTS 41, 42 AND 45 OF TRACT 4161, IN THE CITY OF CULVER CITY, AS PER MAP RECORDED IN BOOK 46 PAGE 32, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL 2:
LOTS 43 AND 44, OF TRACT 4161, IN THE CITY OF CULVER CITY, AS PER MAP RECORDED IN BOOK 46 PAGE 32 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL 3:
LOTS 8, 9, 22 THE NORTHEASTERLY 4.61 FEET OF LOT 21 AND THE SOUTHWESTERLY 20.39 FEET OF LOT 23, OF TRACT NO. 4161, IN THE CITY OF CULVER CITY, AS PER MAP RECORDED IN BOOK 46 PAGES 32 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL 4:
LOTS 10, 11, 12, 19,20 AND 21 ALL IN TRACT 4161, IN THE CITY OF CULVER CITY AS PER MAP RECORDED IN BOOK 46, PAGE 32 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
EXCEPT THE NORTHEASTERLY 4.61 FEET OF LOT 21.
APN NOS.: 4206-015-039, 4206-015-040, 4206-016-008, 4206-016-009, 4206-016-010 and 4206-016-011

A-1

EXHIBIT “B”
(Site Plan of the Project)

B-1

EXHIBIT “C”
(Schedule of Base Monthly Rent)

	Monthly Installment of
Months	Base Monthly Rent		Annual Amount
1-12	$72,963.00		$875,556.00
13-24	$75,516.71		$906,200.46
25-36	$78,159.79		$937,917.48
37-48	$80,895.38		$970,744.59
49-60	$86,726.72		$1,004,720.65
61-72	$86,657.16	**	$1,039,885.87	**
73-84	$89,690.16	**	$1,076,281.88	**
85-96	$92,829.31	**	$1,113,951.74	**
97-108	$96,078.34	**	$1,152,940.05	**
109-120	$99,441.08	**	$1,193,292.96	**

**
these amounts are based on a year-over-year increase of three and one-half percent (3.5%); provided, however, the Base Monthly Rent and Parking Fees for each year after the fifth anniversary of the Effective Date shall be subject to additional increases as provided in this Exhibit “C”

Commencing on the fifth anniversary of the Effective Date and continuing on each anniversary of the Effective Date thereafter during the Lease Term (each as “Adjustment Date”), the amount of Base Monthly Rent and Parking Fees (and the corresponding monthly installments of the Base Monthly Rent plus Parking Fees) payable under this Lease shall be increased in accordance with this Exhibit. On the first Adjustment Date, the Base Monthly Rent and the Parking Fees shall be increased by the greater of (i) three and one-half percent (3.5%), or (ii) a percentage equal to the cumulative percentage increase, if any, in the Index (as defined below) published one (1) month before the Effective Date over the Base Index (as defined below). On the second Adjustment Date and on each Adjustment Date thereafter during the Lease Term, the Base Monthly Rent and the Parking Fees shall be increased by the greater of (a) three and one-half percent (3.5%), or (b) a percentage equal to the percentage increase, if any, in the Index published one (1) month before the applicable Adjustment Date over the Base Index.
After each Adjustment Date, Landlord shall deliver to Tenant a written statement of the applicable Base Monthly Rent and Parking Fees and the manner in which such items were computed. If Tenant shall have paid any installment of Base Monthly Rent and Parking Fees prior to Landlord’s delivery of such written statement identifying the increased Base Monthly Rent and Parking Fees, then Tenant shall pay to Landlord the amount of the underpayment of Base Monthly Rent and Parking Fees within ten (10) days from Landlord’s delivery of such statement to Tenant. The term “Index” shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers (Los Angeles-Riverside-Orange County Area), Subgroup “All Items” (1982/1984 = 100). In the event the foregoing Index is discontinued prior to the expiration of this Lease, Landlord may substitute any substantially equivalent official index published by the Bureau of Labor Statistics or its successor. Landlord shall use any appropriate conversion factors to accomplish such substitution. The substitute index shall then become the Index hereunder. The Index for the calendar month which is thirteen (13) months before each Adjustment Date shall be the “Base Index”.
Parking Fees shall be determined from time to time based upon the Parking Agreement, and shall be added to the Base Rent set forth above.
Notwithstanding anything to the contrary in this Lease, Landlord agrees to abate Tenant’s obligation to pay Base Rent for the first month of the Initial Lease Term.

C-1

EXHIBIT “D”

D-1